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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Centerpoint Properties Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTERPOINT PROPERTIES TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 16, 2003

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CenterPoint Properties Trust (the "Company") will be held at 1808 Swift Drive, Oak Brook, Illinois on Friday, May 16, 2003 at 11:00 a.m., Central Daylight Time, for the following purposes:

  1.
  to elect ten trustees to serve until the next annual meeting of shareholders or special meeting of shareholders held in place thereof and until their respective successors are elected and qualified;

  2.
  to approve the 2003 Omnibus Employee Retention and Incentive Plan; and

  3.
  to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        The Board of Trustees has fixed the close of business on March 20, 2003 as the record date for the determination of common shareholders entitled to vote at the meeting. Only those shareholders of record at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please sign and date the enclosed proxy and return it as promptly as possible in the enclosed self-addressed, postage-prepaid envelope. If you attend the Annual Meeting of Shareholders and wish to vote in person, your proxy will not be used.

By Order of the Board of Trustees,
Paul S. Fisher Secretary
March 31, 2003 Oak Brook, Illinois

CENTERPOINT PROPERTIES TRUST
1808 Swift Road
Oak Brook, Illinois 60523

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
May 16, 2003

        This proxy statement is furnished to holders of the Common Shares ("Common Shares" or "Shares") of Beneficial Interest, par value $.001 per share, of CENTERPOINT PROPERTIES TRUST (hereinafter called the "Company") in connection with the solicitation of proxies by the Board of Trustees of the Company to be used at the Annual Meeting of Shareholders of the Company to be held at 1808 Swift Drive, Oak Brook, Illinois on Friday, May 16, 2003 at 11:00 a.m., Central Daylight Time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

        If the accompanying form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not yet been exercised. Unless otherwise directed in proxies received, the persons named in the accompanying form of proxy will vote such proxy for election to the board of the nominees named below. It is anticipated that this proxy statement and the enclosed proxy will be first mailed to record holders of the Company's Common Shares on or about March 31, 2003.

        The Board of Trustees has fixed the close of business on March 20, 2003 as the record date for the determination of shareholders entitled to receive notice of and vote at the Annual Meeting of Shareholders. As of March 20, 2002, the Company had outstanding 23,209,746 Common Shares.

        Each Common Share is entitled to one vote on each matter presented. At the Annual Meeting, inspectors of election will determine whether there is a quorum present. A quorum is required to conduct any business at the meeting. For a quorum to be present, the holders of a majority of the outstanding Common Shares must be present in person or by proxy. If you mark your proxy card "abstain," or if your proxy is held in street name by your broker and it is not voted on all proposals, your proxy will nonetheless be counted as present for purposes of determining a quorum. Similarly, in the event a nominee holding shares for beneficial owners votes on certain matters pursuant to discretionary authority or instruction from the beneficial owners, but with respect to one or more other matters does not receive instructions from the beneficial owners and does not exercise discretionary authority (a so-called "non-vote"), the shares held by the nominee will be deemed present at the meeting for quorum purposes, but will not be deemed to have voted on such other matters.

        Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received voting instructions from beneficial owners. Consequently, brokers holding Common Shares in street name who do not receive voting instructions are entitled to vote on the election of directors of the Company.

        The Company will pay all of the costs of soliciting these proxies, including the cost of mailing the proxy solicitation material and the cost of services rendered by Corporate Investor Communications, Inc., a proxy solicitation firm, which are estimated at $6,000. In addition, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. The Company will not compensate these directors and employees additionally for this solicitation, but the Company may reimburse them for any out-of-pocket expenses that they incur in the process of soliciting the proxies. We will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their principals, and the Company will reimburse them for any out-of-pocket expenses, which they reasonably incur in the process of forwarding the materials.

SHAREHOLDER PROPOSALS AND DISCRETIONARY
AUTHORITY FOR THE 2004 ANNUAL MEETING

        Any proposal of a shareholder intended to be presented at the Company's 2004 Annual Meeting of Shareholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 2, 2003.

        If the Company does not receive notice of any proposal to be presented at the Company's 2004 Annual Meeting of Shareholders on or before February 15, 2004, the Company's proxy holders shall have discretionary authority to vote on such proposal.

ELECTION OF TRUSTEES
(Proposal 1)

        At the meeting a Board of Trustees is to be elected. The nominees for election as trustee are Nicholas C. Babson, Martin Barber, Norman R. Bobins, Alan D. Feld, Paul S. Fisher, John S. Gates, Jr., Michael M. Mullen, Thomas E. Robinson, John C. Staley and Robert L. Stovall. Each trustee elected is to hold office until the next annual meeting of shareholders or special meeting of shareholders held in place thereof, and until his successor is elected and qualified. Trustees are elected by a plurality of the votes cast. If you are present and do not vote, or if you send in your proxy marked "withheld," your vote will have no impact on the election of those directors as to whom you have withheld votes. The Board of Trustees does not contemplate that any nominee will be unable to serve as a trustee for any reason; however, if such inability should occur prior to the meeting, the proxy holders will select another nominee to stand for election in his place and stead. The Board of Trustees recommends that the shareholders vote "FOR" the election of Messrs. Babson, Barber, Bobins, Feld, Fisher, Gates, Mullen, Robinson, Staley and Stovall.

        Following is a summary of the name, age and principal occupation or employment for the past five years of each nominee for election as a trustee and each executive officer of the Company.

Name	Age	Position
Martin Barber	58	Co-Chairman of the Board and Trustee
John S. Gates, Jr.	49	Co-Chairman of the Board, Chief Executive Officer and Trustee
Robert L. Stovall.	70	Vice Chairman of the Board and Trustee
Michael M. Mullen	48	President, Chief Operating Officer and Trustee
Paul S. Fisher	47	Executive Vice President, Secretary, Chief Financial Officer, General Counsel and Trustee
Rockford O. Kottka	52	Executive Vice President, Treasurer and Chief Accounting Officer
Paul T. Ahern	42	Executive Vice President, Chief Investment Officer and Director of Portfolio Operations
Nicholas C. Babson	56	Independent Trustee
Norman R. Bobins	60	Independent Trustee
Alan D. Feld	66	Independent Trustee
Thomas E. Robinson	55	Independent Trustee
John C. Staley	61	Independent Trustee

        Martin Barber.    Mr. Barber has been the Chairman of the Board of Trustees of the Company since its formation in 1984. He has been involved in commercial real estate since 1964. In 1978, he formed Capital and Regional plc (which became publicly-traded in the London stock market in 1986) to engage in real estate and related activities in the United Kingdom, and served as its Chairman until 2002 when he became CEO and an outside Director took the chair. In 1984, together with Mr. Gates, he formed the Company to engage in real estate activities in the United States, and has also served as its Chairman since that time. Since 1984, Mr. Barber has served as Director and from 1995 as Chairman of Primesight, plc, a UK-based billboard company which became listed on the London Stock Exchange in 1997. During 1999, Scottish Media Group acquired Primesight on an agreed basis and Mr. Barber retired from the Board. He was appointed Chairman of PRICOA Property plc ("PRICOA"), an indirect subsidiary of Prudential Financial. PRICOA is a real estate fund management group investing in continental Europe. He is a member of the Board of the British Property Federation which is the trade association of the UK property industry.

        John S. Gates, Jr.    Mr. Gates was appointed Co-Chairman of the Board and Chief Executive Officer in December 2001. Previously, he had been the President, Chief Executive Officer and a Trustee of the Company since its formation in 1984. From 1977 to 1981, he was a leasing agent and an investment property acquisition specialist with CB Richard Ellis Commercial, a real estate brokerage and acquisition firm. In 1981 he co-founded the Chicago office of Jones Lang Wooton which advised foreign and domestic institutions on property investment throughout the Midwest. He received his Bachelors degree in Economics from Trinity College (Hartford). Mr. Gates is Chairman of the Board of Trustees of the Metropolitan Planning Council of Chicago and sits on the Executive Committee of the Board of Governors of the National Association of Real Estate Investment Trusts. He is also a member of the Board of Directors of Children's Hospital of Chicago and the Center for Urban Land Economics Research of the University of Wisconsin. Mr. Gates is an active member of the Young Presidents Organization, the Real Estate Roundtable, Urban Land Institute and the National Association of Industrial and Office Parks.

        Robert L. Stovall.    Mr. Stovall has been a Trustee of the Company since August 1993 and was appointed Vice Chairman of the Board of Trustees in July 1997. From August 1993 to July 1997, Mr. Stovall was an Executive Vice President and the Chief Operating Officer of the Company. From 1975 until he joined the Company, he served as President and Chief Executive Officer of FCLS Investors Group, Inc. ("FCLS"), a Chicago-based owner and manager of warehouse/industrial real estate which he co-founded in 1987 and the operations of which were consolidated in 1993 with those of the Company. Mr. Stovall began his career as a real estate salesman in 1957 for the Great Southwest Industrial District in Arlington-Grand Prairie, Texas. He joined J.L. Williams and Co. Inc. ("Williams"), a Texas-based industrial developer, in 1961. In 1967, he opened the Chicago branch office of Williams and became Executive Vice President of the firm. In 1978, he formed Four Columns, Ltd. and purchased Williams' Chicago operation and properties. In 1987, Four Columns, Ltd. was merged with Stava Construction Company, another warehouse/industrial development company, and FCLS/Stava Group was formed, where Mr. Stovall served as Chairman until he joined the Company. He is a member of the Board of Trustees of Greater North Pulaski Development Corporation, a not-for-profit community development corporation. Mr. Stovall is a 1955 honors graduate of Yale University with a Bachelors of Arts degree in American Studies. Mr. Stovall is a member of the National Association of Industrial and Office Parks. Mr. Stovall is the father-in-law of Mr. Mullen.

        Michael M. Mullen.    Mr. Mullen was appointed President of the Company in December 2001 and Trustee in May 1999. He held the position of Executive Vice President and Chief Operating Officer of the Company since July 1997; and, from August 1993 to July 1997, was the Executive Vice President-Marketing and Acquisitions and Chief Investment and Development Officer of the Company. He was a co-founder of FCLS and served as its Vice President-Sales with responsibility for leasing, built-to-suit sales and acquisitions since 1987. Mr. Mullen graduated from Loyola University in 1975 with a

Bachelor's degree in Finance. He serves on the Board of Directors of Brauvin Trust, a privately held retail REIT. Mr. Mullen is the son-in-law of Mr. Stovall.

        Paul S. Fisher.    Mr. Fisher was appointed a Trustee of the Company in May 1999. He has been an Executive Vice President of the Company since August 1993, the Secretary, Chief Financial Officer and General Counsel of the Company since 1991 and was appointed the President and Chief Executive Officer of all of the Company's subsidiaries in December 2001. Between 1988 and 1991, Mr. Fisher was Vice President-Finance and Acquisitions of Miglin-Beitler, Inc., a Chicago-based office developer. From 1986 to 1988, Mr. Fisher was Vice President-Corporate Finance, at The First National Bank of Chicago. From 1982 through 1985, he was Vice President-Partnership Finance, at VMS Realty, a Chicago-based real estate syndication company. Mr. Fisher graduated from The University of Notre Dame, summa cum laude, with a Bachelor of Arts degree in Economics in 1977 and was elected to Phi Beta Kappa. Mr. Fisher received his Doctor of Law degree from The University of Chicago School of Law in 1980. He serves on the advisory board of the Guthrie Center for Real Estate Research at the Kellogg Graduate School of Management.

        Rockford O. Kottka.    Mr. Kottka has been an Executive Vice President of the Company since July 2000 and a Senior Vice President and the Treasurer of the Company since 1989. From 1978 to 1989, Mr. Kottka served as the Vice President and Controller of Globe Industries, Inc., a Chicago based manufacturer of roofing and automotive acoustical materials. Mr. Kottka graduated from St. Joseph's Calumet College in 1975 with a Bachelor of Science degree in Accountancy. Mr. Kottka is a certified public accountant. He serves on the advisory board of Welton Enterprises, a privately held company located in Madison, Wisconsin, and is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

        Paul T. Ahern.    Mr. Ahern has been Executive Vice President, Chief Investment Officer and Director of Portfolio Operations since February 1999. From June 1994 to February 1999, Mr. Ahern served as Senior Vice President of Investments of the Company. Mr. Ahern started his career as an accountant for Centex Homes Corporation. From June 1985 to June 1990, he was an investment analyst, leasing agent and an investment property specialist with CB Commercial, a real estate brokerage firm. From June 1990 to January 1993, he was an investment property specialist for American Heritage Corporation, a real estate investment firm. Mr. Ahern graduated from Indiana University in 1982 with a bachelor's degree in Accounting. Mr. Ahern is a member of The Society of Industrial and Office Realtors and the National Association of Real Estate Investment Trusts.

        Nicholas C. Babson.    Mr. Babson has been an independent trustee of the Company since December 1993, when he was appointed to fill a vacancy on the Board of Trustees. Mr. Babson currently serves as Chief Executive Officer of Babson Holdings, Inc. an investment company serving the interests of the Babson family. He has held this position for the past three years. Prior to this position, Mr. Babson served as Chairman and CEO of Babson Bros. Co., a worldwide distributor and manufacturer of dairy equipment, located in Naperville, Illinois. Mr. Babson also serves as a member of the Board of Trustees of the Farm Foundation, and has served as a member and Past Chairman of the National FFA Foundation and Equipment Manufacturers Institute (EMI). Mr. Babson's directorships for publicly traded companies, other than CenterPoint Properties Trust, include the Gehl Company (NASDAQ) and for private companies include SunTx Capital Partners, located in Dallas Texas, and RREEF America REIT II, Inc., located in Chicago, Illinois. Mr. Babson is also a member of the Board and Board Chairman of the Chicago Shakespeare Theater. Mr. Babson graduated from the University of the South with a Bachelor of Arts degree in Political Science (1968) and minor study concentration in Forestry (1972). He currently serves as Chairman on the Board of Regents of the University.

        Norman R. Bobins.    In March 1998, Mr. Bobins was nominated by the Board to fill a vacancy created by an increase in the number of trustees. Mr. Bobins is Chairman, President and Chief Executive Officer of LaSalle Bank, N.A., President and Chief Executive Officer of LaSalle Bank

Corporation, the parent company of LaSalle Bank, N.A., and Standard Federal Bank N.A., and a Vice Chairman of Standard Federal Bank N.A. From April 1981, until its acquisition by LaSalle National Corporation in 1990, Mr. Bobins served as Senior Executive Vice President and Chief Lending Officer of the Exchange National Bank of Chicago. Mr. Bobins is Chairman of the Chicago Clearing House Association, and he holds directorships with the following organizations: Standard Federal Bank N.A., the Chicago Clearing House Association, the Anti-Defamation League of B'nai B'rith, Braun Consulting, Inc., RREEF America REIT II, Inc., and Transco, Inc. Mr. Bobins is also a trustee of the University of Chicago Hospitals and serves on the Council of the Graduate School of Business at the University of Chicago. He is a member of the Kellogg Graduate School of Management Advisory Board, the board of Spertus College, the Executive Council of Chicago Metropolis 2020, WTTW Communications, Inc., and the Field Museum, the Illinois Business Roundtable, and is a member of the Board of Education of the City of Chicago. Mr. Bobins earned his B.S. from the University of Wisconsin in 1964 and his M.B.A. from the University of Chicago in 1967.

        Alan D. Feld.    Mr. Feld has been an independent trustee of the Company since December 1993, when he was appointed to fill a vacancy on the Board of Trustees. Since 1960, Mr. Feld has been associated with the law firm of Akin, Gump, Straus, Hauer & Feld, L.L.P. in Dallas, Texas. He currently serves as a Senior Executive Partner of the firm and sole shareholder of a professional corporation that is a partner of the firm. Mr. Feld graduated from Southern Methodist University with a Bachelor of Arts degree in 1957. Mr. Feld received his LL.B. degree from the Southern Methodist University in 1960. He has served as a member of the Texas State Bar since 1960 and a member of the District of Columbia Bar since 1971. He has served as a member of the Board of Trustees of Brandeis University (1986 - 1996) and presently serves on the Board of Trustees of Southern Methodist University. He also serves on the Board of Directors of Clear Channel Communications, Inc., a New York Stock Exchange listed company, and is a Trustee of the AMR AAdvantage Funds (Mutual Funds).

        Thomas E. Robinson.    Mr. Robinson has been an independent trustee of the Company since December 1993, when he was appointed to fill a vacancy on the Board of Trustees. Mr. Robinson is currently a Managing Director in the Corporate Finance Real Estate Group of Legg Mason Wood Walker, Inc., an investment-banking firm headquartered in Baltimore, Maryland, which he joined in June 1997. Prior to joining that firm, Mr. Robinson was President and Chief Financial Officer of Storage USA, Inc., a REIT headquartered in Columbia, Maryland, engaged in the business of owning and operating self-storage warehouses, which he joined in August 1994. He also serves as a director of Tanger Factory Outlet Centers, Inc. Between August 1993 and August 1994, Mr. Robinson was a Senior Executive of Jerry J. Moore Investments, an owner and operator of community and neighborhood shopping centers located in Texas. Prior to joining Jerry J. Moore Investments, Mr. Robinson served as National Trustee of REIT Advisory Services for the national accounting firm of Coopers & Lybrand from 1989 to 1993. From 1981 to 1989, Mr. Robinson served as Vice President and General Counsel for the National Association of Real Estate Investment Trusts. Mr. Robinson received his Bachelor's degree from Washington and Lee University, his Master's degree in taxation from Georgetown University Law School, and his Juris Doctorate degree from Suffolk University Law School.

        John C. Staley.    Mr. Staley has been an independent trustee of the Company since November 1, 2002, when he was appointed to fill a vacancy on the Board of Trustees. Mr. Staley joined Ernst & Young's New York office in 1965, transferring to Chicago in 1966. He served as European Tax Practice Coordinator in Brussels, Belgium, their Continental European Headquarters, from 1975 to1977, returning to Chicago in 1977. Mr. Staley served as area managing partner of Ernst & Young LLP's Lake Michigan Area until his retirement in June 2001. Currently, he serves on the advisory board of two privately held companies, Carl Buddig & Co. and Brook Furniture, Ltd., and on the board of directors of one publicly held company, eLoyalty Corp. Active in professional and civic societies, he is Chairman of the Board of Trustees of DePaul University, a member of the Board of Directors of the Lyric Opera of Chicago and a member of the Commercial Club. Previously, he has served as chairman of Ballet Chicago and the Woodlands Academy of Lake Forest, Chicago Lighthouse for the Blind, the Lake Forest School Board, Mercy Hospital, Ravinia Festival, and St. Ignatius Preparatory School. Both an attorney and certified public accountant, he received his B.S. degree from the College of the Holy Cross and his J.D. from DePaul University School of Law. He has also completed the Advanced Management Program of Harvard University's Graduate School of Business Administration. Prior to retiring, he was a member of the American Institute of Certified Public Accountants and the Illinois CPA Society; he has also been a lecturer on taxation in the Masters of Taxation program at DePaul University School of Law.

Board of Trustees and Committees

        During 2002, the Board of Trustees held ten meetings. Each trustee attended more than 75% of the aggregate of the meetings of the Board of Trustees and the meetings held by Board committees on which he served.

        The Board of Trustees of the Company has standing Asset Allocation, Audit, Compensation and Governance and Nominating Committees.

        Asset Allocation Committee.    The Asset Allocation Committee is comprised of two trustees, Messrs. Babson and Stovall, one of whom is an independent trustee. The Asset Allocation Committee is authorized to review investment and disposition recommendations of management, make investment decisions for investments under $25 million and to make recommendations to the Board of Trustees for other investments. The Asset Allocation Committee held eleven meetings during 2002.

        Audit Committee.    The Audit Committee is comprised of four trustees, Messrs. Barber, Bobins, Robinson and Staley, all of whom are independent trustees. The Audit Committee is authorized to review management's accounting and control practices and compliance with prevailing financial reporting standards, to make recommendations to the Board of Trustees regarding financial reporting policy, and to oversee the Company's annual audit. The Audit Committee held six meetings during 2002.

        Compensation Committee.    The Compensation Committee is comprised of three trustees, Messrs. Babson, Bobins and Feld, all of whom are independent trustees. The Compensation Committee exercises all powers of the Board of Trustees in connection with the compensation of executive officers, including incentive compensation and benefit plans. The independent trustees on the Compensation Committee also serve as the Company's Long Term Incentive Committee and, as such, are empowered to grant restricted shares and share options in accordance with the Amended and Restated 1993 Stock Option Plan (the "1993 Plan"), the 1995 Restricted Stock Incentive Plan (the "1995 Plan"), and the 2000 Omnibus Employee Retention and Incentive Plan (the "2000 Plan") to the trustees, including nominees recommended by shareholders, management and other employees of the Company. The Compensation Committee held three meetings during 2002.

        Governance and Nominating Committee.    The Governance and Nominating Committee is comprised of three trustees, Messrs. Barber, Feld and Robinson, all of whom are independent trustees. The Governance and Nominating Committee is authorized to review the Company's governance practices, including the size and composition of the Board of Trustees, and to make recommendations to the Board of Trustees concerning nominees for election as trustees, including nominees recommended by shareholders. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary, indicating the nominee's qualifications and other relevant biographical information and provide confirmation of the nominee's consent to serve as a trustee. The Governance and Nominating Committee held two meetings during 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's trustees and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Officers, trustees and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to its officers, trustees and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2002.

APPROVAL OF THE 2003 OMNIBUS EMPLOYEE RETENTION AND INCENTIVE PLAN
(Proposal 2)
INFORMATION ABOUT THE 2003 EMPLOYEE RETENTION AND INCENTIVE PLAN

        On March 7, 2003, the Board of Trustees adopted, subject to shareholder approval, the CenterPoint Properties Trust 2003 Omnibus Employee Retention and Incentive Plan (the "2003 Plan") to allow the Company to continue making share-based awards of Common Shares as part of the Company's compensation. The 2003 Plan is intended to succeed the Company's 2000 Omnibus Employee Retention and Incentive Plan (the "2000 Plan") which has no issuable shares remaining to support the Company's compensation needs. If the 2003 Plan is approved, no other grants will be made under the 2000 Plan. The number of shares issuable under the 2003 Plan is initially 1,200,000 which is approximately 6.1% of the Company's outstanding shares less the number of shares covered by outstanding grants under the Company's previous share based plans. No grants may be made under the 2003 Plan after July 31, 2006.

        The Board of Trustees believes that the 2003 Plan will successfully advance the Company's long-term financial success by permitting it to attract and retain outstanding executive talent and motivate superior performance by encouraging and providing a means for employees to obtain an ownership interest in the Company.

        The affirmative vote of holders of a majority of Common Shares present at the annual meeting of shareholders, in person or by proxy, is necessary for approval of the 2003 Plan. Unless such vote is received, the 2003 Plan will not become effective.

        The complete text of the 2003 Plan is set forth as Exhibit A hereto. The following description of the 2003 Plan is qualified in its entirety by reference to Exhibit A.

Administration and Eligibility

        The 2003 Plan will be administered by a committee (the "Committee") which shall consist of two or more trustees designated by the Board of Trustees of the Company. Each of these trustees shall be a "non-employee director" as that term is defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar rule which may subsequently be in effect ("Rule 16b-3"). In addition, the Company presently intends for each of these trustees to be an "outside director" within the meaning of Internal Revenue Code Section 162(m)(4)(C)(i) and the regulations promulgated thereunder. Since the Compensation Committee currently satisfies such requirements, the Board intends to appoint the Compensation Committee to administer the 2003 Plan. The 2003 Plan provides that the Company will fully indemnify members of the Committee against losses, costs, expenses and liabilities arising from actions taken or failure to act under the 2003 Plan. The committee is authorized, from time to time, to grant awards under the 2003 Plan to such employees (including executive officers) of the company and its subsidiaries as the Committee, in its discretion, selects. There are approximately 97 employees eligible to participate in the 2003 Plan. The Committee is authorized to delegate any of its authority under the 2003 Plan to such persons, such as officers of the Company, as it deems appropriate. Shares awarded under the 2003 Plan will be made available from authorized but unissued Common Shares or from Common Shares held in the treasury.

        During 2000, 2001, and 2002, the Company made awards to an average of 98 employees per year, covering an average of approximately 393,413 shares per year under its stock option and grant plans. However, these awards are not necessarily indicative of the number of participants or the number of awards that might be made under the proposed 2003 Plan. Therefore, the Company cannot at this time identify the persons to whom awards will be granted, or would have been granted, if the 2003 Plan had been in effect during 2002; nor can the Company state the form or value of any such awards.

        The maximum number of shares that a participant may be granted in any calendar year pursuant to the 2003 Plan is 250,000.

Options and Appreciation Rights

        The 2003 Plan authorizes the Committee to grant to employees options to purchase the Company's Common Shares which may be in the form of statutory stock options, including "incentive stock options" ("ISOs") or other types of tax-qualified options which may subsequently be authorized under the federal tax laws or in the form of non-statutory options. The exercise price of options granted under the 2003 Plan (subject to amendment as discussed herein under the caption "Terms of the 2003 Plan; Amendment and Adjustment") may not be less than 100% of the fair market value of such share at the time the option is granted. Fair market value on any given date for this and other purposes of the 2003 Plan will be the mean between the highest and lowest sale prices reported on the New York Stock Exchange Composite Transactions Table on such date or the last previous date reported (or, if not so reported, on any domestic stock exchange on which the Company's Common Shares are then listed); or, if the Company's Common Shares are not listed on a domestic stock exchange, the mean between the closing high bid and low asked prices thereof as reported by the NASDAQ Stock Market on such date or the last previous date reported (or, if not so reported, by the system then regarded as the most reliable source of such quotation); or, if the foregoing do not apply, the fair values as determined in good faith by the Committee or the Board of Trustees.

        The 2003 Plan permits optionees, with certain exceptions, to pay the exercise price of options in cash, Common Shares of the Company which have been held for a period of at least six months (valued at its fair market value on the date of exercise and including shares received upon exercise of options or share appreciation rights under any Company share-based plan) or a combination thereof. Accordingly, any optionee who owns any Common Shares for a period of at least six months may generally, by using shares in payment of the exercise price of an option, receive, in one transaction or a series of essentially simultaneous transactions, without any cash payment of the purchase price, (i) Common Shares equivalent in value to the excess of the fair market value of the shares subject to exercised option rights over the purchase price specified for such shares in the option, plus (ii) a number of shares equal to that used to pay the purchase price. Cash received by the Company upon exercise of options will constitute general funds of the Company. Once an award has been granted under the Plan, neither the Board of Trustees nor the Committee shall thereafter modify or change the exercise price of such Award without the approval of the Company's shareholders.

        If a participant ceases to be an employee of the Company or its subsidiaries due to death, disability, retirement, or with the consent of the Committee, each outstanding option held by that participant which is then exercisable will remain exercisable for the period set forth in the option grant; provided that non-statutory options may be exercised up to one year after the death of a participant, despite any earlier expiration date set forth in the option grant. In all other cases, all options (whether or not then exercisable) will expire upon termination of a participant's employment.

        The 2003 Plan also authorizes the Committee to grant appreciation rights to key employees (including executive officers). An appreciation right entitles the grantee to receive upon exercise the excess of (a) the fair market value of a specified number of shares of the Company's Common Shares at the time of exercise over (b) a price specified by the Committee which may not be less than 100% of the fair market value of the Common Shares at the time the appreciation right was granted (subject to amendment as discussed herein under the caption "Terms of the 2003 Plan; Amendment and Adjustment"). The Company will pay such amount to the holder in the form of the Company's Common Shares (valued at its fair market value on the date of exercise), cash or a combination thereof, as determined by the Committee.

        Appreciation rights may be either unrelated to any option or an alternative to a previously or contemporaneously granted option. Appreciation rights granted as an alternative to a previously or contemporaneously granted option will entitle the optionee, in lieu of exercising the option, to receive the excess of the fair market value of a share of the Company's Common Shares on the date of exercise over the option price multiplied by the number of shares as to which such optionee is exercising the appreciation right. If an appreciation right is an alternative to an option, such option shall be deemed canceled to the extent that the appreciation right is exercised and the alternative appreciation right shall be deemed canceled to the extent that such option is exercised.

Performance Awards

        The 2003 Plan authorizes the Committee to grant performance awards to employees in the form of either grants of performance shares (each performance share representing one share of the Company's Common Shares) or performance units representing an amount established by the Committee at the time of the award (which amount can be but does not have to be equal to the fair market value of one share of the Company's Common Shares). Performance awards are credited to a participant's performance account when awarded and are earned over a performance period (which shall not be less than six months) determined by the Committee at the time of the award. There may be more than one performance award in existence at any one time, and the performance periods may differ. At the time a performance award is granted, the Committee will establish superior and satisfactory performance targets measuring the Company's performance over the performance period. The portion of the performance award earned by the participant will be determined by the Committee, based on the degree to which the superior performance is achieved. The participant will earn no awards unless the satisfactory performance targets are met.

        When earned, performance awards will be paid in a lump sum or installments in cash, Common Shares, or a combination thereof as the Committee may determine. Participants may elect during the performance period to defer payment of performance awards. The committee is authorized to determine yields for any deferred amounts and to establish a trust to hold any deferred amounts or portions thereof for the benefit of the participants.

        If a participant ceases to be an employee of the Company or its subsidiaries during the performance period due to death, disability, retirement or with the consent of the Committee, the Committee may authorize payment of all or a portion of the amount the participant would have been paid if such participant had continued as an employee to the end of the performance period. In all other cases, all unearned performance awards will be forfeited.

Restricted Shares or Restricted Share Equivalents

        The 2003 Plan authorizes the Committee to grant restricted Common Shares of the Company or restricted share equivalents to employees with such restriction periods as the Committee may designate at the time of the award; provided, however, that such restriction periods shall be at least one year for either time-based restrictions or performance-based restrictions. The Company will hold share certificates evidencing restricted shares, and restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the restriction period (except to family members with permission of the Committee). During the restriction period, the Committee generally will retain custody of any distributions (other than regular cash dividends) made or declared with respect to restricted shares. Other than these restrictions on transfer, the participant will have all the rights of a holder of such restricted shares. In lieu of restricted shares, the Committee may grant restricted share equivalents. Each restricted share equivalent would represent the right to receive an amount determined by the Committee at the time of the award, which value may be equal to the full monetary value of one share.

        If a holder of restricted shares or restricted share equivalents ceases to be employed by the Company or any subsidiary due to death, disability or with the consent of the Committee, the restrictions will lapse on a number of shares or share equivalents determined by the Committee, but not less than a pro rata number of shares or share equivalents based on the portion of the restriction period for which the participant remained an employee. In all other cases, all restricted shares or restricted share equivalents will be forfeited to the Company.

Terms of Grants

        The term of each share option and appreciation right will be determined by the Committee on the award date. ISOs may be granted for terms of not more than ten years from the date of grant, and the term of non-statutory options will be determined by the Committee at the time of the award (subject to amendment as discussed herein under caption "Terms of the 2003 Plan; Amendment and Adjustment").

        Awards granted under the 2003 Plan generally will not be transferable (except to family members with permission of the Committee or by will and the laws of descent and distributions). However, the Committee may grant awards to participants that may be transferable (other than incentive share awards) subject to terms and conditions established by the Committee.

        Participants who leave the Company holding unexercised share options or appreciation rights, unearned performance awards or restricted shares may forfeit such awards if they fail to honor consulting or non-competition obligations to the Company.

        The 2003 Plan authorizes the Committee to grant awards to participants who are employees of foreign subsidiaries or foreign branches of the Company in alternative forms that approximate the benefits such participant would have received if the award were made in the forms described above.

Terms of the 2003 Plan; Amendment and Adjustment

        No awards may be granted under the 2003 Plan after July 31, 2006. The 2003 Plan may be terminated by the Board of Trustees of the Company or by the Committee at any time with respect to options and appreciation rights that have not been granted. In addition, the Board of Trustees or the Committee may amend the 2003 Plan from time to time, without authorization or approval of the Company's shareholders but no amendment shall impair the rights of the holder of any award without such holder's consent. Any such amendment could increase the cost of the 2003 Plan to the Company. However, neither the Board nor the Committee may amend the 2003 Plan without the approval of the Company's shareholders (to the extent such approval is required by law, agreement or the rules of any exchange upon which the Company's common shares are listed) to (i) materially increase the maximum amount of shares subject to the 2003 Plan (other than pursuant to adjustment provisions discussed below), (ii) materially modify the requirements as to eligibility for participation in the 2003 Plan, (iii) materially increase the benefits accruing to participants under the 2003 Plan or (iv) extend the term of the 2003 Plan.

        The 2003 Plan provides that in the event of a share dividend or share split, or a combination or other increase or reduction in the number of issued shares, the Board of Trustees or the Committee may, in order to prevent dilution or enlargement of rights under awards, make adjustments in the number of shares authorized by the 2003 Plan and covered by outstanding awards and the exercise prices and other terms of awards. The Committee may provide in any award agreement that in the event of a merger, consolidation, reorganization, sale or exchange of substantially all assets, or dissolution of the Company, any of which could involve a change in control of the Company, the rights under outstanding awards may be accelerated or adjustments may be made in order to prevent the dilution or enlargement of rights under those agreements.

Federal Income Tax Consequences

        The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, appreciation rights, performance awards, restricted stock and supplemental cash payments. These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to the Company and to the individuals who are citizens or residents of the United States. The discussion does not address the state, local or foreign income tax rules relevant to stock options, appreciation rights, performance awards, restricted stock and supplemental cash payments. Employees are urged to consult their personal tax advisors with respect to the federal, state, local, and foreign tax consequences relating to stock options, appreciation rights, performance awards, restricted stock, and supplemental cash payments.

        ISOs. A participant who is granted an ISO recognizes no income upon grant or exercise of the option. However, the excess of the fair market value of the shares of stock on the date of exercise over the option exercise price is an item includible in the optionee's alternative minimum taxable income. An optionee may be required to pay an alternative minimum tax even though the optionee receives no cash upon exercise of the ISO with which to pay such tax.

        If an optionee holds the Common Shares acquired upon exercise of the ISO for at least two years from the date of grant and at least one year following exercise (the "Statutory Holding Periods"), the optionee's gain, if any, upon a subsequent disposition of such Common Shares, is taxed as capital gain. If an optionee disposes of Common Shares acquired pursuant to the exercise of an ISO before satisfying the Statutory Holding Periods (a "Disqualifying Disposition"), the optionee may recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income generally equals the excess of (1) the lesser of the amount realized on disposition or the fair market value of the Common Shares on the exercise date over (2) the exercise price. The balance of the gain realized on such a disposition, if any, is long-term or short-term capital gain depending on whether the Common Shares have been held for more than one year following exercise of the ISO.

        Special rules apply for determining an optionee's tax basis in and holding period for Common Shares acquired upon the exercise of the ISO if the optionee pays the exercise price of the ISO in whole or in part with previously owned Common Shares. Under these rules, the optionee does not recognize any income or loss from delivery of Common Shares (other than shares previously acquired through the exercise of the ISO and not held for the Statutory Holding Periods) in payment of the exercise price. The optionee's tax basis in and holding period for the newly-acquired Common Shares will be determined as follows: as to a number of newly-acquired shares equal to the previously-owned shares delivered, the optionee's tax basis in and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share-basis; as to each remaining newly-acquired share, the optionee's basis will be zero (or, if part of the exercise price is paid in cash, the amount of such cash divided by the number of such remaining newly-acquired shares) and the optionee's holding period will begin on the date such share is transferred. Under proposed regulations, any Disqualifying Disposition is deemed made from shares with the lowest basis first.

        If any optionee pays the exercise price of an ISO in whole or in part with previously-owned shares that were acquired upon the exercise of the ISO and that have not been held for the Statutory Holding Periods, the optionee will recognize compensation income (but not capital gain) under the rules applicable to Disqualifying Dispositions.

        The Company is not entitled to any deduction with respect to the grant or exercise of the ISO or the subsequent disposition by the optionee of the shares acquired if the optionee satisfies the Statutory Holding Periods. If these holding periods are not satisfied, the Company is generally entitled to a deduction in the year the optionee disposes of the Common Shares in an amount equal to the optionee's compensation income.

        Non-statutory Stock Options.    A participant who is granted a non-statutory stock option recognizes no income upon grant of the option. At the time of exercise, however, the optionee recognizes compensation income equal to the difference between the exercise price and the fair market value of the Common Shares received on the date of exercise. This income is subject to income and employment tax withholding. The Company is generally entitled to an income tax deduction corresponding to the compensation income recognized by the optionee.

        When an optionee disposes of Common Shares received upon the exercise of a non-statutory stock option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee's basis in the shares sold. The Company will not receive a deduction for any capital gain recognized by the optionee.

        If an optionee pays the exercise price for a non-statutory option entirely in cash, the optionee's tax basis is the Common shares received equals the share's fair market value on the exercise date and the optionee's holding period begins on the day after the exercise date. If, however, an optionee pays the exercise price of a non-statutory option in whole or in part with previously-owned Common Shares, then the optionee's tax basis in and holding period for the newly-acquired shares will be determined as follows: as to a number of newly acquired shares equal to the previously-owned shares delivered, the optionee's basis in and holding period for the previously-owned shares will carry over to the newly acquired shares on a share-for-share basis; as to each remaining newly-acquired share, the optionee's basis will equal the share's value on the exercise date, and the optionee's holding period will begin on the day after the exercise date.

        Tax Treatment of Capital Gains.    The maximum federal income tax rate applied to capital gains realized on a taxable disposition of Common Shares held by a participant as a capital asset will be (i) 20% if such Common Shares are held by the participant for more than 12 months or 18% if held by the participant for more than 5 years and (ii) the rate that applies to ordinary income (i.e., a graduated rate up to a maximum of 38.6%) if such Common Shares are held by the participant for no more than 12 months.

        Appreciation Rights.    A participant who is granted an appreciation right recognizes no income upon grant of the appreciation right. At the time of exercise, however, the participant shall recognize compensation income equal to any cash received and the fair market value of any Common Shares received. This income is subject to withholding. The Company is generally entitled to an income tax deduction corresponding to the ordinary income recognized by the participant.

        Performance Awards.    The grant of a performance award does not generate taxable income to the participant or an income tax deduction to the Company. Any cash and the fair market value of any Common Shares received as payment in respect of a performance award will constitute ordinary income to the participant. The participant's income is subject to income and employment tax withholding. The Company is generally entitled to an income tax deduction corresponding to the ordinary income recognized by the participant.

        Restricted Shares.    Restricted shares are subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. A participant who is granted restricted shares may make an election under Section 83(b) of the Code (a "Section 83(b) Election") to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the Common Shares granted shall be taxed as capital gain (or loss) upon a subsequent sale of the shares. Such an election must be made within 30 days of the date such restricted shares are granted.

        However, if the participant does not make a Section 83(b) Election, then the grant shall be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) Election, any dividends paid on Common

Shares subject to the restriction is compensation income to the participant and compensation expense to the Company. Any compensation income a participant recognizes from a grant of restricted shares is subject to income and employment tax withholding. The Company is generally entitled to an income tax deduction for any compensation income taxed to the participant.

        Payment of Withholding Taxes.    The Company shall have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any Federal, state, local, or foreign withholding tax requirements on any grant or exercise made pursuant to the 2003 Plan. However, to the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit the participant to satisfy a tax withholding requirement by delivering Common Shares previously owned by the participant or directing the Company to apply Common Shares to which the participant is entitled as a result of the exercise of an option or the lapse of a period of restriction, to satisfy such requirement.

New Plan Benefits

        As the benefits or amounts to be received under the 2003 Plan are not currently determinable, the following chart presents the benefits or amounts which would have been received by or allocated to each of the following for the fiscal year ended December 31, 2002 if the 2003 Plan had been in effect, to the extent such benefits or amounts may be determined.

2003 Omnibus Employee Retention and Incentive Plan(1)

Name and Position	Dollar Value ($)(2) Restricted Shares/ Options(3)	Number of Units (#) Restricted Shares/ Options(3)
John S. Gates, Jr. Co-Chairman, Chief Executive Officer and Trustee	$552,641/-0-	9,816/93,250
Michael M. Mullen President, Chief Operating Officer and Trustee	$552,641/-0-	9,816/93,250
Paul S. Fisher Executive Vice President, Secretary, Chief Financial Officer, General Counsel and Trustee	$497,354/-0-	8,834/83,925
Rockford O. Kottka Executive Vice President and Treasurer	$276,320/-0-	4,908/46,625
Paul T. Ahern Executive Vice President, Chief Investment Officer and Director of Portfolio Operations	$828,961/-0-	14,724/-0-
All Executives as a Group	$2,707,917/-0-	48,098/317,050
Non-Executive Trustee Group	-0-/-0-	-0-/38,000
Non-Executive Officer and Employee Group	$3,761,741/-0-	66,816/-0-

(1)
The total number of shares underlying the 2003 Plan is 1,200,000.

(2)
The market value of the restricted shares is calculated at the close of business of the most recent grant, March 7, 2003. The market value of one Common Share at the close of business on March 7, 2003 was $56.30 per share.

(3)
Options expire ten years after the date of grant and vest equally over a five year period.

Equity Compensation Plans

        The following table summarizes information, as of December 31, 2002, relating to equity compensation plans of the Company pursuant to which options, restricted shares or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	1,899,774	$39.43	56,194
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,899,774	$39.43	56,194

(1)
These plans include the Company's 1993 Stock Option Plan and 2000 Omnibus Employee Retention and Incentive Plan.

SHARE OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table sets forth information as of March 1, 2003 with respect to the beneficial ownership of the Common Shares of the Company by (1) each person who is known by the Company to own beneficially more than 5% of its Shares, (2) each trustee of the Company, (3) the Company's Chief Executive Officer and four other executive officers and (4) the Company's trustees and executive officers as a group.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial ownership(1)		Percent of Class
Davis Selected Advisers, L.P. 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706	3,698,403	(2)	16.01%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	3,143,431	(3)	13.61%
European Investors Inc. 717 5th Avenue New York, NY 10022	1,218,500	(4)	5.28%
Martin Barber (Co-Chairman and Trustee) 10 Lower Grosvenor Place London, England SW1W 0EN	59,270	(5)	*
John S. Gates, Jr. (Co-Chairman, Chief Executive Officer and Trustee) 1808 Swift Road Oak Brook, Illinois 60523	726,396	(6)	3.14%
Robert L. Stovall (Vice Chairman and Trustee) 1808 Swift Road Oak Brook, Illinois 60523	133,556	(7)	*
Nicholas C. Babson (Trustee) 980 N. Michigan Ave., Suite 1400 Chicago, Illinois 60611	33,392	(8)	*
Norman R. Bobins (Trustee) LaSalle National Bank 135 South LaSalle Street Chicago, Illinois 60603	15,971	(9)	*
Alan D. Feld (Trustee) 1700 Pacific Avenue Suite 4100 Dallas, Texas 75201	36,676	(10)	*

Thomas E. Robinson (Trustee) Legg Mason Wood Walker 100 Light Street 34th Floor Baltimore, Maryland 21202	36,429	(10)	*
John C. Staley (Trustee) Sears Tower Suite 1600 233 South Wacker Drive Chicago, IL 60606	124	(11)	*
Michael M. Mullen (President, Chief Operating Officer and Trustee) 1808 Swift Road Oak Brook, Illinois 60523	303,953	(12)	1.32%
Paul S. Fisher (Executive Vice President Secretary, Chief Financial Officer, General Counsel and Trustee) 1808 Swift Road Oak Brook, Illinois 60523	346,358	(13)	1.50%
Rockford O. Kottka (Executive Vice President and Treasurer) 1808 Swift Road Oak Brook, Illinois 60523	104,379	(14)	*
Paul T. Ahern (Executive Vice President Chief Investment Officer and Director of Portfolio Operations) 1808 Swift Road Oak Brook, Illinois 60523	53,870	(15)	*
All trustees and executive officers as a group (12 persons)	1,850,374	(16)	8.01%

*
Less than one percent.

(1)
Beneficial ownership is the direct ownership of Common Shares of the Company including the right to control the vote or investment of or acquire such Common Shares (for example, through the exercise of share options or pursuant to trust agreements) within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934. The shares owned by each person or by the group and shares included in the total number of shares outstanding have been adjusted in accordance with said Rule 13d-3.

(2)
As reported on a Schedule 13G filed by Davis Selected Advisors, L.P. on February 18, 2003, Davis Selected Advisers, L.P. has sole voting power and sole dispositive power with respect to all 3,698,403 Common Shares.

(3)
As reported on a Schedule 13G/A filed by FMR Corp. on February 13, 2003, FMR Corp. has sole voting power with respect to 1,016,937 Common Shares and has sole dispositive power with respect to all of the 3,143,431 Common Shares.

(4)
As reported on a Schedule 13G filed by European Investors Inc. on February 4, 2003, European Investors Inc. has sole voting power with respect to 1,076,200 Common Shares and has sole dispositive power with respect to 1,212,100 Common Shares.

(5)
Includes options to purchase 27,700 Common Shares under the Company's 1993 Stock Option Plan and 2000 Omnibus Employee Retention and Incentive Plan exercisable within 60 days.

(6)
Includes options to purchase 243,885 Common Shares under the Company's 1993 Stock Option Plan and 2000 Omnibus Employee Retention and Incentive Plan exercisable within 60 days and 725 shares owned by an IRA for the benefit of John S. Gates, Jr. Also includes 29,000 Common Shares owned by the Gates Charitable Trust, under which Mr. Gates acts as trustee and exercises voting power with respect to such Common Shares. Mr. Gates disclaims beneficial ownership of 185 shares owned by an IRA for the benefit of his wife.

(7)
Includes options to purchase 23,700 Common Shares under the Company's 1993 Stock Option Plan and 2000 Omnibus Employee Retention and Incentive Plan exercisable within 60 days.

(8)
Includes options to purchase 31,800 Common Shares under the Company's 1993 Stock Option Plan and 2000 Omnibus Employee Retention and Incentive Plan exercisable within 60 days.

(9)
Includes options to purchase 14,700 Common Shares under the Company's 1993 Stock Option Plan and 2000 Omnibus Employee Retention and Incentive Plan exercisable within 60 days.

(10)
Includes options to purchase 32,400 Common Shares under the Company's 1993 Stock Option Plan and 2000 Omnibus Employee Retention and Incentive Plan exercisable within 60 days.

(11)
Does not include any options to purchase Common Shares under the Company's 1993 Stock Option Plan and 2000 Omnibus Employee Retention and Incentive Plan exercisable within 60 days.

(12)
Includes options to purchase 217,668 Common Shares under the Company's 1993 Stock Option Plan and 2000 Omnibus Employee Retention and Incentive Plan exercisable within 60 days and 2,000 shares owned by his wife.

(13)
Includes options to purchase 290,492 Common Shares under the Company's 1993 Stock Option Plan and 2000 Omnibus Employee Retention and Incentive Plan exercisable within 60 days.

(14)
Includes options to purchase 76,886 Common Shares under the Company's 1993 Stock Option Plan and 2000 Omnibus Employee Retention and Incentive Plan exercisable within 60 days.

(15)
Includes options to purchase 27,331 Common Shares under the Company's 1993 Stock Option Plan exercisable within 60 days.

(16)
Includes options to purchase 1,018,962 Common Shares under the Company's 1993 Stock Option Plan and 2000 Omnibus Employee Retention and Incentive Plan exercisable within 60 days.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning compensation awarded to the Company's Chief Executive Officer and four other executive officers for the years ended December 31, 2002, December 31, 2001 and December 31, 2000.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary($)(1)	Bonus($)	Other Annual Compensation($)(2)	Restricted Share Award($)(3)(4)	Securities Underlying Options(#)	All Other Compensation($)(5)
John S. Gates Jr., Chief Executive Officer	2002 2001 2000	380,435 352,935 318,100	308,328 445,000 319,994	76,999 56,926 14,672	396,383 475,478 252,423	56,907 75,000 46,245	5,500 5,250 5,250
Michael M. Mullen President and Chief Operating Officer	2002 2001 2000	328,500 306,000 280,000	277,817 462,000 338,420	82,928 65,680 16,752	463,258 950,956 252,423	56,907 50,000 146,245	5,500 5,250 5,250
Paul S. Fisher Executive Vice-President, Secretary, Chief Financial Officer and General Counsel	2002 2001 2000	318,240 306,000 280,000	226,202 328,500 206,100	45,974 24,254 2,400	297,312 475,478 -0-	42,680 75,000 192,485	5,500 5,250 5,250
Rockford O. Kottka Executive Vice-President, Treasurer and Chief Accounting Officer	2002 2001 2000	212,160 204,000 175,000	108,989 147,000 124,500	32,879 24,618 9,682	231,629 316,985 168,294	28,453 50,000 30,828	6,000 5,250 5,250
Paul Ahern Executive Vice-President, Chief Investment Officer and Director of Portfolio Operations	2002 2001 2000	286,416 275,400 255,000	188,434 203,850 154,880	72,123 49,237 19,514	594,624 633,971 336,588	-0- -0- -0-	5,500 5,250 5,250

(1)
Includes amounts deferred at the election of the named executive officer under the Company's 401(k) Plan.

(2)
Represents dividend equivalent payments on restricted shares.

(3)
Restricted shares awarded under the 1995 Plan and the 2000 Plan will vest eight years from the date of the grant; however, restricted shares awarded under such plans may vest earlier as follows: (i) if total shareholder return averaged over a consecutive sixty day trading period commencing no earlier than two years from the date of the grant is greater than a target established by the Compensation Committee at the time of the respective award, all of the restricted shares awarded for such year will vest; (ii) upon the death, disability or retirement of a participant, the number of vested shares will be determined by dividing the number of months which have elapsed from the date of such award by 96; or (iii) in the event of a change of control of the Company, all of the restricted shares previously awarded will vest. Dividends are paid on the restricted shares to the same extent as on any other Common Shares.

(4)
At December 31, 2002, 242,352 restricted shares were outstanding having a market value of $13,850,417.

(5)
Represents the Company's matching contribution to the 401(k) Plan.

Option Tables

        The following table sets forth, for the Company's Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table, information with respect to option grants during the last fiscal year and potential realizable values for such option grants for the term of the options.

Option Grants in Fiscal Year Ended December 31, 2002

Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term
		Percent of Total Options Granted to Employees in the Year Ended December 31, 2002
	Number of Securities Underlying Options Granted (#)
Name			Exercise of Base Price ($/Share)	Expiration Date
					5%($)	10%($)
John S. Gates, Jr.	56,907	30.77%	$48.90	1/29/2012	1,750,058	4,434,990
Michael M. Mullen	56,907	30.77%	$48.90	1/29/2012	1,750,058	4,434,990
Paul S. Fisher	42,680	23.08%	$48.90	1/29/2012	1,312,536	3,326,223
Rockford O. Kottka	28,453	15.38%	$48.90	1/29/2012	875,014	2,217,456
Paul Ahern	-0-	0%	—	—	—	—

        The following table sets forth, for the Company's Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table, information with respect to option exercises during the last fiscal year and option values at the end of the last fiscal year.

Aggregated Option Exercises in Fiscal Year Ended December 31, 2002
Option Values at December 31, 2002

			Number of securities underlying unexercised options at fiscal year end(5)(#)	Value of unexercised in-the-money options at fiscal year end(7)($)
	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable/ unexercisable(6)	Exercisable/ unexercisable(6)
John S. Gates, Jr.	110,035	3,810,465(1)	182,509/179,850	4,282,967/2,783,006
Michael M. Mullen	23,355	799,881(2)	176,810/219,850	3,776,831/4,116,756
Paul S. Fisher	43,345	1,547,514(3)	222,713/253,367	5,068,843/4,896,897
Rockford O. Kottka	9,112	175,437(4)	47,340/99,029	999,099/1,505,227
Paul Ahern	-0-	-0-	15,316/16,425	376,433/398,273

(1)
Based on the difference between exercise prices of $18.25, $19.50, $22.50 and $31.50 per share and the closing price of the Common Shares as reported on the New York Stock Exchange on the dates of exercise, April 26, 2002 which was $54.16, April 29, 2002 which was $54.40 and May 6, 2002 which was $55.75.

(2)
Based on the difference between exercise prices of $18.25, $19.50 and $22.50 per share, and the closing price of the Common Shares as reported on the New York Stock Exchange on the dates of exercise, February 22, 2002 which was $51.09 and August 22, 2002 which was $55.90.

(3)
Based on the difference between an exercise price of $18.25 per share, and the closing price of the Common Shares as reported on the New York Stock Exchange on the dates of exercise, February 12, 2002 which was $50.76, February 13, 2002 which was $51.00, February 27, 2002 which was $51.30, July 29, 2002 which was $57.02, July 31, 2002 which was $58.42 and December 27, 2002 which was $56.81.

(4)
Based on the difference between exercise prices of $22.50, $31.50 and $33.875 per share and the closing price of the Common Shares as reported on the New York Stock Exchange on the date of exercise, February 28, 2001, which was $46.05.

(5)
All options are for Common Shares.

(6)
The first number appearing in the column refers to exercisable options, and the second number refers to unexercisable options. Options granted under the 1993 Plan, as amended, and the 2000 Plan become exercisable at the rate of 20% per year and are fully exercisable five years after the date of the grant. Upon a change of control, all unvested options become exercisable.

(7)
Based on the difference between exercise prices of $18.25, $19.50, $22.50, $31.50, $33.875, $32.0625, $34.9375, $41.00, or $45.90 per share, as the case may be, and the closing price of the Common Shares on December 31, 2002 of $57.15 per share as reported on the New York Stock Exchange.

Long-Term Incentive Plan Awards Table

        The following table sets forth, for the Company's Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table, information with respect to long-term incentive awards during the last fiscal year. For additional information on these awards, see "Board Compensation Committee Report on Executive Compensation—Long-Term Incentive Plan" below.

Long-Term Incentive Plans—Awards in Fiscal Year Ended December 31, 2002

Estimated Future Payouts Under Non-Stock Price-Based Plans
	Number of Shares, Units or Other Rights(#) Restricted Shares(1)/Options(1)	Performance or Other Period Until Maturation or Payout Restricted Shares(2)/Options(3)
Name			Threshold Restricted Shares($)/Options(#)	Target Restricted Shares($)/Options(#)	Maximum Restricted Shares($)/Options(#)
John S. Gates, Jr.	8,106/56,907	01/29/2010/ 01/29/2012	$257,500/ 43,750	$515,000/ 87,500	$1,030,000/ 175,000
Michael M. Mullen	8,106/56,907	01/29/2010/ 01/29/2012	$184,500/ 25,000	$369,000/ 50,000	$738,000/ 100,000
Paul S. Fisher	6,080/42,680	01/29/2010/ 01/29/2012	$132,500/ 22,500	$265,000/ 45,000	$530,000/ 85,000
Rockford O. Kottka	4,053/28,453	01/29/2010/ 01/29/2012	$75,000/ 12,500	$150,000/ 25,000	$300,000/ 50,000
Paul Ahern	12,160/-0-	01/29/2010/ N/A	$125,000/ 21,250	$250,000/ 42,500	$500,000/ 85,000

(1)
Awards are measured on rate of return goals established by the Company's independent trustees, with a 25% weighting factor assigned to total shareholder return and a 75% weighting factor assigned to return on total invested capital.

(2)
Restricted shares awarded under the 2000 Plan will vest eight years from the date of the grant; however, restricted shares awarded under such plans may vest earlier if total shareholder return averaged over a consecutive sixty day trading period commencing no earlier than two years from the date of the grant is greater than 60%, in which case all of the restricted shares awarded for such year will vest.

(3)
Options expire ten years after the date of grant and vest equally over a five year period.

Compensation of Trustees

        Each trustee who is not an employee of the Company is entitled to receive an annual fee of $25,000 except for the Chairman who receives $35,000, at least 50% of which is payable in Common Shares. Trustees may elect to receive up to 100% of the annual fee in Common Shares, under the Company's 1995 Plan, as amended. The Company also pays its non-employee trustees a fee of $1,500 for attendance at each meeting of the Board, but only $1,000 if telephonic, and the Company reimburses independent trustees for travel expenses incurred in connection with their activities on behalf of the Company. Under the 1995 Plan, as amended, each independent trustee was awarded 430 Common Shares on May 16, 2001, except Martin Barber and Norman Bobins, who were awarded 215 Common Shares in lieu of the cash portion of their annual retainer fee at election. Trustees who are employees of the Company are not paid any trustees' fees.

        Other fees paid to non-employee trustees include an annual fee of $2,500 for the Chairman of the Governance and Nominating Committee, $5,000 for the Chairman of the Compensation Committee, $6,000 for the Chairman of the Audit Committee and $10,000 for each member of the Asset Allocation Committee except Robert Stovall. For attendance at committee meetings, a payment of $1,500 is made to each member of the Audit Committee and $1,000 for each member of the Governance and Nominating Committee and Compensation Committee.

        Robert Stovall, Vice Chairman and the retired Executive Vice President and Chief Operating Officer of the Company, receives $100,000 annually pursuant to a non-competition agreement. The agreement, effective upon his retirement on October 31, 1997, continued until December 31, 2000 and was extended by the Board of Trustees until the annual meeting on May 16, 2003.

        Independent trustees were eligible for the grant of options under the Company's 2000 Plan. Under the 2000 Plan, each independent trustee was granted options on May 16, 2002 to acquire 5,000 Common Shares, except Martin Barber and Robert Stovall who were each awarded options to acquire 6,500 Common Shares, at $55.25 per share, expiring on May 16, 2012. Under the 2000 Plan, options become exercisable at the rate of 20% per year and are fully exercisable five years after the date of the grant. Upon a change of control, all unvested options become exercisable.

Employment Contracts

        The Company's executive officers have entered into employment agreements with the Company. Such agreements have an original term of five years (expiring February 22, 2004), subject to earlier termination, with or without "cause" by the Company. If the termination is within 24 months after a "change in control" and is by the Company and without cause or is by the executive for "good reason" (which includes a material adverse change in the executive's duties, relocation of the executive by the Company by more than 35 miles and reduction of his compensation or benefits), the executive is entitled to receive three times his then base salary (or if greater at the time of such change in control), three times his prior year's cash bonus, outplacement services, 36 months of continued health coverage and a further payment to gross up any taxes owed by him as a result of excise taxes on such severance benefits. If termination is prior to a change in control and by the Company without cause or because of disability, the executive will receive one year's salary continuation and a prorated bonus based on the prior year's bonus and all of his unvested share options and restricted shares will vest. The agreements with the executive officers: (i) require that substantially all of their time and effort be for the benefit of the Company (all such executive officers are employed exclusively by the Company), (ii) set forth their minimum salaries and initial target cash bonus and (iii) provide for their participation in a discretionary cash bonus plan. In connection with the execution of the employment agreements, each such executive entered into a non-competition and non-solicitation agreement with the Company pursuant to which he agreed not to compete with the Company or solicit or hire any employee of the Company for a period of two years following such executive's termination from the Company. The current base salaries of the executives are as follows: Mr. Gates—$416,000; Mr. Mullen—$358,000; Mr. Fisher—$337,459; Mr. Kottka—$225,000; and Mr. Ahern—$318,713.

Compensation Committee Interlocks and Insider Participation

        The members of the Company's Compensation Committee during fiscal year 2002 included Nicholas C. Babson, Norman R. Bobins, and Alan D. Feld. Mr. Feld is the Chairman of the Committee.

        During 2002, no executive officer of the Company served on the board of trustees or directors or compensation committee (or other board committee performing equivalent functions) of any other entity, any of whose executive officers served as a trustee of the Company or member of the Company's Compensation Committee.

Board Compensation Committee Report on Executive Compensation

Mission of the Compensation Committee

        The Board of Trustees has delegated to the Compensation Committee strategic and administrative responsibility for the Company's management compensation strategy and incentive compensation plans. The Committee's basic responsibility is to assure that the Chief Executive Officer, other officers and key management of the Company are compensated fairly and effectively in a manner consistent with the Company's stated compensation strategy, competitive practice, applicable regulatory requirements and performance results.

Pay-for-performance Plan

        In July 1994, based on the report of an independent consultant, Towers Perrin, and the recommendations of the Compensation Committee, the Company's Board of Trustees approved a pay-for-performance compensation plan (the "Plan"). The Plan is designed to provide competitive compensation levels within the Company's industry and incentive pay that varies based on corporate, departmental or profit center and individual performance. To achieve this objective, the Plan contemplates that the Company generally will maintain base salary levels for its employees at or about the median compensation level for persons holding similar positions within the industry, based on information drawn from compensation surveys and compensation consultants, but that employees will have an opportunity to receive a total compensation package significantly greater than the median based upon their contribution to the Company's attainment of its growth and profit objectives. For certain senior management employees, the Plan contemplates that base salary levels will generally be somewhat below the median, to further emphasize pay for performance through incentives. The Plan includes three elements: a salary management system, an annual incentive plan and a long-term incentive plan.

        In October 1997, the Board of Trustees engaged FPL Associates ("FPL"), an affiliate of Ferguson Partners and a leading independent compensation consulting firm in the real estate industry, to provide recommendations regarding modifications to the Plan. The Board of Trustees adopted certain of the recommendations of FPL to modify the long-term incentive plan, as set forth below.

        In November 2002, the Board of Trustees engaged Towers Perrin to assess its total reward programs. Although they suggested some key opportunities for improvement, overall, they reported that the reward levels are achieving the Company's stated competitive objective and the reward programs are generally aligned with the business strategy and are meeting the Company's needs. In March 2003, the Board of Trustees adopted certain of the recommendations of Towers Perrin to modify the overall Plan, as set forth below.

Salary Management System

        Under the Plan, the Company has established a salary structure by individual position within a range of plus or minus 25% of the median marketplace rate for that position. Annual salary rates for specific individuals will vary within the range for such position based on such individual's experience and qualifications. The Board of Trustees, based on the recommendations of the Compensation Committee, establishes a budget for aggregate merit increases each year based on marketplace practices, the Company's ability to pay and the attainment of the Company's overall objectives. Individual merit increases generally are expected to range from 0% to10% of salary, and merit increases in the aggregate generally are not expected to exceed 4%. Annual merit increases are based on individual performance levels gauged by performance appraisals conducted every six months as well as an assessment of market competitive compensation levels based on a review by FPL.

        Salary adjustments have been made as of July 1 each year, effective for the following 12 months. The average increase in executive salaries effective as of July 1, 2002 was approximately 6.4%.

        In March 2003, the Board of Trustees agreed to move annual salary adjustments to March 15 of each year, thereby making the schedules for base pay increases consistent with annual incentive and long term incentive payouts. The average increase in executive salaries effective as of March 15, 2003 was approximately 5.0%.

Annual Incentive Plan

        The annual incentive plan is performance-driven, provides cash awards based on the success of the Company in any fiscal year and provides motivation to accomplish objectives that are critical to the Company's success. The Company will annually establish threshold, target and maximum award opportunities for each position, based on satisfaction of certain criteria. The target award opportunities will generally be established consistent with median rates for comparable positions. Cash awards are declared and paid following completion of the Company's annual audit in the first quarter of each year, based on performance during the prior year.

        The criteria and the relative weights assigned to the criteria vary depending on an employee's position. For the Company's Chief Executive Officer, (i) an 80% weighting factor is assigned to the Company's overall corporate performance determined by reference to Funds from Operations ("FFO") per share, success of the Company's processes and systems and the overall results of a tenant satisfaction survey conducted by CEL & Associates, a leading surveyor of tenant satisfaction for the real estate industry, under the supervision of the Compensation Committee, and (ii) a 20% weighting factor is assigned to a non-formula assessment of individual performance as gauged by performance appraisal results. For executive officers with departmental functions, (i) a 50% weighting factor is assigned to the Company's overall corporate performance determined by reference to the same measures as described above, (ii) a 30% weighting factor is assigned to qualitative departmental performance, and (iii) a 20% weighting factor is assigned to a non-formula assessment of individual performance as gauged by performance appraisal results. For executive employees in charge of property management for particular regions, (i) a 40% weighting factor is assigned to overall corporate performance based on the same measures as described above, (ii) a 40% weighting factor is assigned to regional performance, determined by comparison of regional portfolio operating income to budget, regional days outstanding in accounts receivable and the results of a regional tenant satisfaction survey, and (iii) a 20% weighting factor is assigned to a non-formula assessment of individual performance as gauged by performance appraisal results. For each class of executive employees, points will be assigned based on achievement of performance standards within each performance category and points will be used to determine eligibility for threshold, target or maximum awards.

        In March 2002, the Compensation Committee assigned each executive officer a cash incentive award opportunity for 2002, expressed as a percentage of salary, based on the attainment of threshold, target and maximum performance levels. Depending on position, the low range was between 60% and 100% of salary, while the high range was between 120% and 200% of salary. In March 2003, the Compensation Committee determined that the performance of the executive officers entitled them to cash incentive awards ranging from approximately 86.8% to 140.3% of salary.

        At the recommendation of Towers Perrin, no significant changes were made to the annual incentive plan in March 2003.

Long-Term Incentive Plan

        Based on an analysis of the Company's long-term incentive plan by FPL in 1998, the Board of Trustees decided in March 1998 to make share option grants under the 1993 Plan the sole component of the long-term incentive plan. Also based upon the FPL analysis of the long-term incentive plan, the

Board of Trustees directed the Compensation Committee to set higher performance standards which would be more difficult to achieve, coupled with greater rewards if such standards are attained. The foregoing decisions, coupled with a determination by the Board to enlarge the class of employees eligible for share options to all employees, resulted in a need for more options to be available for grant under the 1993 Plan. In 2000, based on a subsequent analysis of the Company's long-term incentive plan by FPL, the Board of Trustees decided in March 2000 to make the long-term incentive plan consist of a combination of share option grants and restricted share grants under the 1995 Plan for Company executives and consist solely of restricted share grants for remaining employees. In May, 2000, the shareholders adopted the 2000 Omnibus Employee Retention and Incentive Plan ("the 2000 Plan") to allow the Company to continue making share-based awards as part of the plan. In accordance with the 2000 Plan, no other grants have been made under the 1993 Plan or the 1995 Plan.

        The performance standards adopted by the Compensation Committee for the awards, applicable to all employees participating in the long-term incentive plan, are tied to material increases in shareholder value. Under the standards, employee performance is measured based upon rate of return goals established by the Company's independent trustees, with a 25% weighting factor assigned to total shareholder return and a 75% weighting factor assigned to return on total invested capital. For each of these factors, the Compensation Committee annually establishes threshold, target and maximum award opportunities for each employment position.

        Like cash awards, share option and restricted share awards are made in the first quarter of each year following completion of the annual audit, based on performance during the prior year. In March 2003, the Board of Trustees made share option and restricted share awards based upon attainment of the standards in 2002. Based on its evaluation of employees' attainment of these standards in 2002, the Compensation Committee, under the 2000 Plan, awarded share options totaling 317,050 shares and restricted share grants totaling 114,914 shares. Due to the limitation of shares available for issue under the 2000 Plan, 177,970 share options were deferred until shareholder approval of the 2003 Plan. At that time, the awards will be made under the 2003 Plan with an adjustment in the number of shares issued for the difference in share price from the March award date to the May award date.

        In March 2003, at the recommendation of Towers Perrin, no changes were made in the structure of the long-term incentive plan. In an effort to conserve shares for issuance under the 2003 Plan, the Board of Trustees agreed to replace awards of restricted shares with restricted share equivalents for non-management employees. The restricted share equivalents will be cash based with a value matching restricted shares. In addition, the Board of Trustees modified the vesting on restricted shares and restricted share equivalents. Although the time vesting has not changed, currently a two year minimum and eight year maximum, the performance hurdle for vesting was changed from a 60% increase in total shareholder return to staged vesting whereby 20% portions of the grant will vest upon attaining a 30%, 40%, 50%, 60%, and 70% increase in total shareholder return. These changes are effective for the 2003 calendar year for awards made in 2004.

Compensation of the Chief Executive Officer

        During 2002, the Company's Chief Executive Officer was paid a salary at the rate of $360,870 per annum for the first six months and at a rate of $400,000 for the last six months pursuant to his employment contract. As part of a review of the Company's salary structure in June 2002, FPL conducted a survey of the salaries paid by the Company to executive employees. Mr. Gates' salary, at that time, was approximately 96% of the median for the Company's industry reported in the survey, which is within the Company's salary objectives. In March 2003, Mr. Gates' salary was increased to $416,000.

        In March 2002, the Compensation Committee assigned to Mr. Gates an incentive award opportunity for 2002, expressed as a percentage of salary, based on corporate and individual performance meeting or exceeding threshold, target or maximum levels. As indicated above, an 80% weighting factor was assigned to corporate performance determined by reference to FFO per share, success of the Company's processes and systems implementation, and the overall results of an independent tenant satisfaction survey conducted under the supervision of the Compensation Committee. A 20% weighting factor was assigned to individual performance, based on success in designing and implementing internal processes, systems and organizational development initiatives designed to maintain the highest levels of tenant satisfaction and the internal capacity and controls necessary to sustain continuing high levels of growth. On the basis of points awarded in each of these categories, the Compensation Committee in March 2003 awarded Mr. Gates a cash bonus of $561,280, or 140.3% of salary.

        Also in March 2002, the Compensation Committee, applying the performance standards for long-term incentives, approved an award of 93,250 share options and 9,816 restricted share grants, representing an award 86.5% above the target level for shareholder return and return on total invested capital.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code limits the Company's ability to deduct annual compensation in excess of $1 million paid to any of our top executive officers. This limitation generally does not apply to compensation based on performance goals if certain requirements are met. Stock option grants under our long-term incentive plans have been designed so that any compensation deemed to be paid in connection with the exercise of option grants will qualify as performance based compensation which is not subject to the $1 million deduction limitation. It is the Committee's intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market of executive talent.

Alan D. Feld, Chairman
Nicholas C. Babson
Norman R. Bobins

INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees

        For calendar year 2002, the total fees billed by PricewaterhouseCoopers LLP for the annual audit and for the review of financial statements included in the Company's Forms 10-K and 10-Qs totaled $306,221.

Financial Information and System Design and Implementation Fees

        PricewaterhouseCoopers LLP did not provide any services related to financial information system design or implementation during 2002.

All Other Fees

        Fees billed for all other non-audit services, including review and audit of subsidiary financial statements, tax compliance, and consulting totaled $717,000 during calendar year 2002. The Company continues to be involved in complex real estate projects requiring significant tax consulting related to structuring, financing and compliance with IRS regulations. The amount, included in the total above, related to these projects totaled $403,670 for the year. No fees were paid for services deemed to be prohibited by law.

Board Audit Committee Report

        The Audit Committee provides independent oversight of the Company's accounting functions and monitors the objectivity of the financial statements prepared under the direction of management. In addition, the Committee reviews major accounting policy changes by quarterly reviews, approves the scope of the annual independent audit processes, monitors nonaudit services provided by the independent auditors, and monitors Company activities designed to assure compliance with the Company's ethical standards. The Committee is composed of four trustees and operates under a written charter adopted by the Company's Board of Trustees, a copy of which is attached as Exhibit B hereto. The trustees are independent, as independence is defined within Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards.

        The Committee has reviewed the audited consolidated financial statements of the Company for 2002 with management, who has represented to the Committee that these financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with management the quality as well as the acceptability of the accounting principles employed, the reasonableness of judgments made and the clarity of the disclosures included in the statements.

        The Committee also reviewed the consolidated financial statements of the Company for 2002 with PricewaterhouseCoopers LLP, the Company's independent auditors for 2002, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees.

        The Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with PricewaterhouseCoopers LLP its independence. The Committee considered the compatibility of nonaudit services provided by PricewaterhouseCoopers LLP to the Company with PricewaterhouseCoopers LLP independence.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Trustees, and the Board has approved, the inclusion of the consolidated financial statements in the Annual Report on Form 10-K for the year ended 2002 for filing with the Securities and Exchange Commission. The Committee has recommended, and the Board has approved, the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2003.

        Representatives from PricewaterhouseCoopers LLP will be at the annual meeting to make a statement, if they choose, and to answer any questions of shareholders present at the meeting.

Thomas E. Robinson, Chairman
Martin Barber
Norman R. Bobins
John C. Staley

Comparison of Cumulative Total Return Among Company,
S&P 500 Index and NAREIT Equity Total Return Index

Performance Graph

        The following graph compares the percentage change in cumulative total return on the Company's Common Shares for the period beginning December 31, 1997 and ending December 31, 2002 with the percentage change in (a) the Standard & Poor's 500 index ("S&P") for the same period and (b) the Total Return Index for Equity REITs published by The National Association of Real Estate Investment Trusts ("NAREIT") for the same period. (The NAREIT index for Equity REITs, which is published monthly, is an index of approximately 173 REITs which includes REITs with 75% or more of their gross invested book value of assets invested directly or indirectly in the ownership of real property.) Cumulative total return includes reinvestment of dividends. The historical information set forth below is not necessarily indicative of future performance.

CENTERPOINT PROPERTIES TRUST

	December 31, 1997	December 31, 1998	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002
CenterPoint Properties Trust	$100.00	$101.26	$115.04	$157.05	$173.09	$205.07
S&P 500 Index	100.00	128.58	155.63	141.46	124.65	97.10
NAREIT Equity Total Return Index	100.00	82.50	78.69	99.43	113.29	117.61

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During 2002, the Company negotiated and completed the securitization of the Burlington Northern Santa Fe land lease for a portion of CenterPoint Intermodal Center using Legg Mason Wood Walker, Inc. ("Legg Mason"), an investment banking firm. Legg Mason employs Thomas Robinson, a trustee of the Company, as a Managing Director in a different group within Legg Mason than the one the Company is dealing with. The Company believes this relationship does not compromise the trustee's independence.

        LaSalle National Bank manages the cash operating accounts of the Company and is a participating bank in the Company's line of credit. Norman Bobins, a Company trustee, is an executive of LaSalle Bank and ABN AMRO North America, Inc., the parent company of LaSalle Bank. The Company believes this relationship does not compromise the trustee's independence.

        Robert Stovall, Vice Chairman and the retired Executive Vice President and Chief Operating Officer of the Company, receives $100,000 annually pursuant to a non-competition agreement. The agreement, effective upon his retirement on October 31, 1997, continued until December 31, 2000 and was extended by the Board of Trustees until the annual meeting on May 16, 2003.

OTHER MATTERS

        The Board of Trustees knows of no matters, which will be presented for consideration at the meeting other than the matters referred to in this statement. Should any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

        The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, the Company may reimburse brokers and other nominees for the expense of forwarding proxy materials to the beneficial owners of shares held in their names. Trustees, officers and employees of the Company may also solicit proxies on behalf of the Board of Trustees but will not receive any additional compensation therefore.

        The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2002 is being furnished to shareholders simultaneously with this proxy statement.

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, ALL
SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE
ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                      By order of the Board of Trustees,

                      Paul S. Fisher
                       SECRETARY

EXHIBIT A

EXHIBIT A

CENTERPOINT PROPERTIES TRUST

2003 OMNIBUS EMPLOYEE RETENTION AND INCENTIVE PLAN

ARTICLE I

GENERAL

1.1  PURPOSE

        CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company"), hereby adopts, subject to shareholder approval, this plan which shall be known as the CenterPoint Properties Trust 2003 OMNIBUS EMPLOYEE RETENTION AND INCENTIVE PLAN (the "Plan"). The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by: (a) strengthening the Company's capability to develop, maintain, and direct an outstanding management team; (b) motivating superior performance by means of long-term performance related incentives; (c) encouraging and providing for obtaining an ownership interest in the Company; (d) attracting and retaining outstanding executive talent by providing incentive compensation opportunities competitive with other major companies; and (e) enabling executives to participate in the long-term growth and financial success of the Company.

1.2  ADMINISTRATION

        (a)  The Plan shall be administered by the Compensation Committee of the Board of Trustees of the Company or such other committee of trustees as is designated by the Board of Trustees of the Company (the "Committee"), which shall consist of two or more members. Each member shall be a "Non-employee Director" as that term is defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar rule which may subsequently be in effect ("Rule 16b-3") and shall be an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"). The members shall be appointed by the Board of Trustees, and any vacancy on the Committee shall be filled by the Board of Trustees.

        (b)  Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select from the regular full-time employees of the Company those who shall participate in the Plan (a "Participant" or "Participants"); (ii) make awards in such forms and amounts as it shall determine; (iii) impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate; (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; (v) correct any defect or omission or reconcile any inconsistency in this Plan or in any award granted hereunder; and (vi) make all other determinations and take all other actions deemed necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons.

        (c)  All expenses associated with the Plan shall be borne by the Company subject to such allocation to its subsidiaries and operating units as it deems appropriate.

        (d)  The Committee may delegate any of its authority hereunder to such persons as it deems appropriate.

1.3  SELECTION FOR PARTICIPATION

        In selecting Participants and in determining the form and amount of awards, the Committee may give consideration to the functions and responsibilities of the employee; the employee's past, present and potential contributions to the Company's profitability and sound growth; the value of the employee's services to the Company; and other factors deemed relevant by the Committee. Grants may be made to the same individual on more than one occasion.

1.4  TYPES OF AWARDS UNDER PLAN

        Awards under the Plan may be in the form of any one or more of the following: (a) Statutory Stock Options ("ISOs", which term shall be deemed to include Incentive Stock Options as defined in Section 2.5 and any future type of tax-qualified option which may subsequently be authorized), Non-statutory Stock Options ("NSOs" and, collectively with ISOs, "Options") and Share Appreciation Rights ("SARs") as described in Article II; (b) Performance Units and Performance Shares ("Performance Units" and "Performance Shares") as described in Article III; and (c) Restricted Shares and Restricted Share Equivalents ("Restricted Shares" and "Restricted Share Equivalents") as described in Article IV (collectively, "Awards").

1.5  SHARES SUBJECT TO THE PLAN

        Shares covered by Awards under the Plan may be in whole or in part authorized and unissued or treasury shares of the Trust's common shares, $.001 par value per share, or such other shares as may be substituted pursuant to Section 6.2 ("Common Shares"). The maximum number of Common Shares which may be issued for all purposes under the Plan shall be 1,200,000 shares (subject to adjustment pursuant to Section 6.2). For purposes of calculating the number of outstanding Common Shares, all classes of securities that are convertible presently or in the future into Common Shares are deemed to be outstanding Common Shares equal to the number of Common Shares into which such securities are convertible, and no subsequent reduction in the number of outstanding Common Shares (other than as a result of a reverse share split or similar recapitalization) will reduce the number of Common Shares previously made available for option grants under the Plan. Any Common Shares subject to an Option which for any reason is canceled (excluding shares subject to an Option canceled upon the exercise of a related SAR to the extent shares are issued upon exercise of such SAR) or terminated without having been exercised, or any Restricted Shares or Performance Awards which are forfeited, shall again be available for Awards under the Plan.

1.6  MAXIMUM AWARDS PER PARTICIPANT

        The aggregate number of Common Shares that a Participant may be granted in any form in any given year shall not exceed 250,000 shares or the cash equivalent thereof.

ARTICLE II

SHARE OPTIONS AND SHARE APPRECIATION RIGHTS

2.1  AWARD OF SHARE OPTIONS

        The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to any Participant ISOs and NSOs to purchase Common Shares.

2.2  SHARE OPTION AGREEMENTS

        The award of an Option shall be evidenced by a signed written agreement (a "Share Option Agreement") containing such terms and conditions as the Committee may from time to time determine.

2.3  OPTION PRICE

        The purchase price of Common Shares under each Option (the "Option Price") shall be the Fair Market Value of the Common Shares on the date the Option is awarded.

2.4  EXERCISE AND TERM OF OPTIONS

        (a)  Options awarded under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve, either at the time of grant of such Options or pursuant to a general determination, and which need not be the same for all Participants, provided that no such Option shall be exercisable within the first twelve months of its term. Each Option that is intended to qualify as an ISO pursuant to Section 422 of the Code, and each Option that is intended to qualify as another type of ISO that may subsequently be authorized by law, shall comply with the applicable provisions of the Code pertaining to such Options.

        (b)  The Committee shall establish procedures governing the exercise of Options and shall require that written notice of exercise be given and that the Option Price be paid in full in cash (including check, bank draft or money order) at the time of exercise; provided, however, that such Option Price may be paid within six business days of the time of exercise, if the Participant instructs the Company to sell shares delivered on exercise as the Participant's agent pursuant to a "cashless exercise" program or other similar program established by the Committee. The Committee may permit a Participant, in lieu of part or all of the cash payment, to make payment in Common Shares already owned by that Participant for a period of at least six months, valued at Fair Market Value on the date of exercise, as partial or full payment of the Option Price; provided, however, that the Committee may, in any instance, in order to prevent any possible violation of law, require the Option Price to be paid in cash. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates representing the acquired Common Shares. The exercise of an Option shall cancel any related SAR to the extent of the number of shares as to which the Option is exercised.

2.5  LIMITATIONS ON ISOS

        Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code, the following additional provisions shall apply to the grant of Options which are intended to qualify as ISOs (as such term is defined in Section 422 of the Code):

        (a)  The aggregate Fair Market Value (determined as of the date the Option is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code; provided that, to the extent that such limitation is exceeded, any excess Options (as determined under the Code) shall be deemed to be NSOs.

        (b)  Any ISO authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Options as ISOs.

        (c)  All ISOs must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board of Trustees or the date this Plan was approved by the shareholders.

        (d)  Unless sooner exercised, terminated or canceled, all ISOs shall expire no later than ten years after the date of grant.

2.6  TERMINATION OF EMPLOYMENT

        In the event the Participant ceases to be an employee with the consent of the Committee or upon the Participant's death, retirement or disability, each of the Participant's outstanding Options shall be exercisable by the Participant (or the Participant's legal representative or designated beneficiary), to the extent that such Option was then exercisable, at any time prior to an expiration date established by the Committee at the time of award (which may be the original expiration date of such Option or such earlier time as the Committee may establish), but in no event after its respective expiration date; provided that NSOs may be exercised up to one year after the death of a Participant even if this is beyond their expiration date. If the Participant ceases to be an employee for any other reason, all of the Participant's then outstanding Options shall terminate immediately.

2.7  AWARD OF SHARE APPRECIATION RIGHTS

        (a)    General.    A SAR is a right to receive, without payment (except for applicable withholding taxes) to the Company, a number of Common Shares, cash or a combination thereof, the amount of which is determined pursuant to the formula set forth in Section 2.7(e). A SAR may be granted (i) with respect to any Option granted under this Plan, either concurrently with the grant of such Option, or at such later time as determined by the Committee (as to all or any portion of the Common Shares subject to the Option); or (ii) alone, without reference to any related share option. Each SAR granted by the Committee under this Plan shall be subject to the terms and conditions of this Section.

        (b)    Number.    Each SAR granted to any Participant shall relate to such number of Common Shares as shall be determined by the Committee, subject to adjustment as provided in Section 6.2. In the case of a SAR granted with respect to a share option, the number of Common Shares to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related share option.

        (c)    Duration.    The term of each SAR shall be determined by the Committee but in no event shall a SAR be exercisable during the first year of its term. Subject to the foregoing, unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the share option, if any, to which it relates, is exercisable.

        (d)    Exercise.    A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder a certificate for the Common Shares or cash or both, as determined by the Committee, to which the holder is entitled.

        (e)    Payment.    Subject to the right of the Committee to deliver cash in lieu of Common Shares, the number of Common Shares which shall be issuable upon the exercise of a SAR shall be determined by dividing:

            (i)  the number of Common Shares as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of a Common Share subject to the SAR on the exercise date exceeds (A) in the case of a SAR related to a share option, the purchase price of a Common Share under the share option or (B) in the case of a SAR granted alone, without reference to a related share option, an amount which shall be determined by the Committee at the time of grant, provided, however, such amount is at least equal to the Fair Market Value of a Common Share on the date the SAR is awarded, (subject to adjustment under Section 6.2)); by

          (ii)  the Fair Market Value of a Common Share on the exercise date. In lieu of issuing Common Shares upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional Common Shares shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a Common Share on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

        (f)    Agreement.    SARs awarded under the Plan shall be evidenced by either a Share Option Agreement or a separate signed written agreement between the Company and a Participant.

ARTICLE III

PERFORMANCE SHARES AND UNITS

3.1  AWARD OF PERFORMANCE UNITS AND PERFORMANCE SHARES

        The Committee may award, to any Participant, Performance Shares and Performance Units ("Performance Awards"). Each Performance Share shall represent one Common Share. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value determined in the manner established by the Committee at the time of award, which value may, without limitation, be equal to the Fair Market Value of one Common Share.

3.2  PERFORMANCE UNIT AND PERFORMANCE SHARE AGREEMENTS

        Each Performance Award under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may from time to time determine.

3.3  ESTABLISHMENT OF PERFORMANCE ACCOUNTS

        At the time of award, the Company shall establish an account (a "Performance Account") for each Participant. Performance Units and Performance Shares awarded to a Participant shall be credited to the Participant's Performance Account.

3.4  PERFORMANCE PERIOD AND TARGETS

        (a)  The performance period for each award of Performance Shares and Performance Units shall be of such duration as the Committee shall establish at the time of award; provided, however, that in no event will the performance period be less than one year (the "Performance Period"). There may be more than one award in existence at any one time and Performance Periods may differ.

        (b)  The Committee shall set performance targets relating to Performance Units and Performance Shares which shall be based on one or more of the following performance measures: share price, earnings per share, return on equity, economic value added, total return on invested capital, increases in funds from operations, or any other performance measure the Committee deems appropriate. With respect to any awards the Committee intends to qualify for the performance-based exception under Code Section 162(m), performance targets shall be established in writing by the Committee no later than the earlier of (i) 90 days after the commencement of the Performance Period with respect to which the award of Performance Units or Performance Shares is made and (ii) the date as of which twenty-five percent (25%) of such Performance Period has elapsed. At the time of setting performance targets, the Committee shall establish superior and satisfactory performance targets to be achieved within the Performance Period. Failure to meet the satisfactory performance target will earn no Performance Award. Performance Awards will be earned as determined by the Committee in respect of a Performance Period in relation to the degree of attainment of performance between the superior and satisfactory performance targets.

3.5  PAYMENT RESPECTING PERFORMANCE AWARDS

        (a)  Performance Awards shall be earned to the extent that their terms and conditions are met. Notwithstanding the foregoing, Performance Awards and any other amounts credited to the Participant's Performance Account shall be payable to the Participant only in accordance with the related written agreement or otherwise when, if, and to the extent the Committee determines to make such payment. All payment determinations shall be made by the Committee during the first four months following the end of the Performance Period.

        (b)  The Participant may elect to defer any payment respecting a Performance Award pursuant to Article V hereof.

        (c)  Payment for Performance Awards may be made in a lump sum or in installments, in cash, Common Shares or in a combination thereof as the Committee may determine.

3.6  TERMINATION OF EMPLOYMENT

        If the Participant ceases to be an employee before the end of any Performance Period with the consent of the Committee or upon the Participant's death, retirement or disability before the end of any Performance Period, the Committee, taking into consideration the performance of such Participant and the performance of the Company over the Performance Period, may authorize the payment to such Participant (or the Participant's legal representative or designated beneficiary) of all or a portion of the amount which would have been paid to the Participant had the Participant continued as an employee to the end of the Performance Period. If a Participant ceases to be an employee for any other reason, any unpaid amounts for outstanding Performance Periods shall be forfeited.

ARTICLE IV

RESTRICTED SHARES AND RESTRICTED SHARE EQUIVALENTS

4.1  AWARD OF RESTRICTED SHARES

        The Committee may award to any Participant Common Shares, subject to this Article IV and such other terms and conditions as the Committee may prescribe (such shares being herein called "Restricted Shares"). Each certificate for Restricted Shares shall be registered in the name of the Participant and deposited by the Participant, together with a share power endorsed in blank, with the Company.

4.2  RESTRICTED SHARE AGREEMENT

        Restricted Shares awarded under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may from time to time determine.

4.3  RESTRICTION PERIOD

        At the time of award there shall be established for each Participant a restriction period (the "Restriction Period") which shall lapse (a) upon the completion of a period of time ("Time Goal") as shall be determined by the Committee, or (b) upon the achievement of performance goals within certain time limitations ("Performance/Time Goal") as shall be determined by the Committee; provided that such Time Goal shall last at least until the third-year anniversary of the date of the award or the Performance/Time Goal shall last at least until the second-year anniversary of the date of the award. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the Restriction Period. Except for such restrictions on transfer, the Participant as owner of such Restricted Shares shall have all the rights of a holder of Common Shares. With respect to Restricted Shares which are issued subject to a Time Goal, the Company shall redeliver to the Participant (or the Participant's legal representative or designated beneficiary) the certificates deposited pursuant to Section 4.1 at the expiration of the Restriction Period. With respect to Restricted Shares which are issued subject to a Performance/Time Goal, the Company shall redeliver to the Participant (or the Participant's legal representative or designated beneficiary) the certificates deposited pursuant to Section 4.1 upon the achievement of the performance goal on or before the close of the Restriction Period. With respect to Restricted Shares which are issued subject to a Performance/Time Goal which fail to meet the goal before the end of the Restriction Period, all such shares shall be forfeited, and the Company shall have the right to complete a blank share power in order to return such shares to the Company.

4.4  TERMINATION OF EMPLOYMENT

        (a)  In the event the Participant ceases to be an employee with the consent of the Committee or upon the Participant's death, retirement or disability before the end of the Restriction Period and the Participant has received an award subject to a Time Goal, the restrictions imposed under this Article IV shall lapse with respect to such number of those shares subject to a Time Goal as shall be determined by the Committee, but, in no event less than a number equal to the product of (a) a fraction, the numerator of which is the number of completed months elapsed after the date of award of the Restricted Shares subject to a Time Goal to the Participant to the date of termination and the denominator of which is the number of months in the Restriction Period, multiplied by (b) the number of Restricted Shares subject to a Time Goal.

        (b)  In the event the Participant ceases to be an employee with the consent of the Committee or upon the Participant's death, retirement or disability before the end of the Restriction Period and the Participant has received an award subject to a Performance/Time Goal, the restrictions imposed under this Article IV shall lapse upon the achievement of the Performance/Time Goal within two years of the Participant's termination of employment with respect to such number of those shares subject to a Performance/Time Goal as shall be determined by the Committee, but, in no event, less than a number equal to the product of (a) a fraction, the numerator of which is the number of completed months elapsed after the date of award of the Restricted Shares subject to a Performance/Time Goal to the Participant to the date of termination of the Participant and the denominator of which is the number of months elapsed after the date of award of the Restricted Shares subject to a Performance/Time Goal to the Participant to the date of achievement of the Performance/Time Goal, multiplied by (b) the number of Restricted Shares subject to a Performance/Time Goal.

        (c)  In the event the Participant ceases to be an employee for any other reason, all Restricted Shares theretofore awarded to that Participant which are still subject to restrictions shall be forfeited and the Company shall have the right to complete the blank share power.

4.5  AWARD OF RESTRICTED SHARE EQUIVALENTS

        In lieu of or in addition to the foregoing Restricted Shares Awards, the Committee may award to any Participant restricted share equivalents, subject to the terms and conditions of Sections 4.2, 4.3, and 4.4 of this Article IV being applied to such awards as if those awards were for Restricted Shares and subject to such other terms and conditions as the Committee may prescribe ("Restricted Share Equivalents"). Each Restricted Share Equivalent shall represent the right of the Participant to receive an amount determined in the manner established by the Committee at the time of award, which value may, without limitation, be equal to the Fair Market Value of one Common Share. Payment for Restricted Share Equivalents may be made in a lump sum or installments, in cash, Common Shares or in a combination thereof as the Committee may determine.

ARTICLE V

DEFERRAL OF PAYMENTS

5.1  ELECTION TO DEFER

        A Participant may elect, with the consent of the Committee, no later than June 30 of the last full calendar year of the Performance Period, to defer all or a portion of the Participant's Performance Award within deferral limits established by the Committee, and the Committee may permit or require the deferral of any other Award payment, subject to such rules and procedures as it may establish (the "Deferred Amount"). The Committee may permit amounts now or hereafter deferred or available for deferral under any present or future incentive compensation program or deferral arrangement of the Company to be deemed Deferred Amounts and to become subject to the provisions of this Article. All Deferred Amounts will be subject to such terms and conditions and shall accrue such yield thereon (which may be measured by the Fair Market Value of the Common Shares and dividends thereon) as the Committee may from time to time establish.

5.2  DEFERRAL PERIOD

        The Participant may, with the consent of the Committee, elect to receive payment of Deferred Amounts and any yield thereon either before or after retirement in a lump sum or in installments. Upon the death of a Participant, payments of any amounts hereunder shall be made to the Participant's designated beneficiary (pursuant to Section 6.13) or estate (in the absence of a designated beneficiary) in the manner elected by the Participant or (in the event the Participant made no election) in the manner determined by the Committee. The period between the date the Participant's Deferred Amount becomes payable and the final payment of such Deferred Amount hereunder shall be known as the "Deferral Period."

5.3  PARTICIPANT REPORTS

        Annually, each Participant who has a Deferred Amount will receive a report setting forth all then Deferred Amounts and the yield thereon to date.

5.4  PAYMENT OF DEFERRED AMOUNTS

        Unless otherwise agreed by the Company and the Participant, payment of Deferred Amounts may be in cash, Common Shares or partly in cash and partly in Common Shares, as the Committee shall determine.

5.5  ESTABLISHMENT OF TRUST

        The Committee, in its sole discretion, may establish a trust to hold Deferred Amounts or any portion thereof for the benefit of Participants.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1  NON-TRANSFERABILITY

        Except as provided below, no Award under the Plan (including any Deferred Amount), and no interest therein, shall be transferable by the Participant otherwise than by will or, if the Participant dies intestate, by the laws of descent and distribution. All Awards shall be exercisable or received during the Participant's lifetime only by the Participant or his legal representative. Notwithstanding the foregoing, the Committee may from time to time permit Awards to be transferable to members of Participants'

immediate families, a family limited partnership or a family trust, subject to such terms and conditions as the Committee may impose. Any transfer contrary to this Section 6.1 will nullify the Award.

6.2  ADJUSTMENTS UPON CERTAIN CHANGES

        In the event of a share dividend or share split, or combination or other increase or reduction in the number of issued Common Shares, the Board of Trustees or the Committee may, in order to prevent the dilution or enlargement of rights under Awards (including any Deferred Amounts), make such adjustments in the number of shares authorized by this Plan, the number and type of shares covered by, or with respect to which payments are measured under, outstanding Awards and the exercise prices specified therein as may be determined to be appropriate and equitable. The Committee may, notwithstanding any other provision of the Plan to the contrary, provide in the agreement evidencing any Award (including Deferred Amounts) or, provide through unilateral action of the Committee for adjustments to such Award in order to prevent the dilution or enlargement of rights thereunder, to provide for substitute consideration thereunder or to provide for acceleration of benefits thereunder in the event of a change in control, merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all assets or dissolution of or spin-off or similar transaction by the Company.

6.3  TAX WITHHOLDING

        (a)  The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due from the Company with respect to any amount payable and/or shares issuable under the Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

        (b)  Subject to the consent of the Committee, due to (i) the exercise of a NSO, (ii) lapse of restrictions on a Restricted Share Award or (iii) the issuance of any other shares award under the Plan, a Participant may make an irrevocable election (an "Election") to (A) have Common Shares otherwise issuable under (i) withheld, or (B) tender back to the Company Common Shares received pursuant to (i), (ii) or (iii), or (C) deliver back to the Company pursuant to (i), (ii) or (iii) previously-acquired Common Shares having a Fair Market Value sufficient to satisfy statutory withholding obligations associated with the transaction. Such Election must be made by a Participant prior to the date on which the relevant tax obligation arises (the "Tax Date"). The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Award under this Plan that the right to make Elections shall not apply to such Awards.

6.4  CONDITIONS ON AWARDS

        In the event that the employment of a Participant holding any unexercised Option or SAR, any unearned Performance Award, any unearned Restricted Shares or any unearned Restricted Share Equivalents shall terminate with the consent of the Committee or by reason of retirement or disability, the rights of such Participant to any such Award shall be subject to the conditions that until any such Option or SAR is exercised, or any such Performance Award, Restricted Shares or Restricted Share Equivalents are earned, the Participant shall (a) not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company and (b) be available, unless the Participant shall have died, at reasonable times for consultations (which shall not require substantial time or effort and for which the Company shall reimburse the Participant's reasonable out of pocket expenses) at the request of the Company's management with respect to phases of the business with which the Participant was actively connected during the Participant's employment, but such consultations shall not (except in the case of a Participant whose active service was outside of the United States) be required to be performed at any place or places outside of the United States of America or during usual vacation periods or periods of illness or other incapacity. In the event that either of the above conditions is not fulfilled, the Participant shall forfeit all rights to any unexercised Option or SAR, Performance Award, Restricted Shares or Restricted Share Equivalents held as on the date of the breach of condition. Any determination by the Board of Trustees of the Company, which shall act upon the recommendation of the Chairman, that the Participant is, or has, engaged in a competitive business or activity as aforesaid or has not been available for consultations as aforesaid shall be conclusive. In addition, in the event that a Participant engages in such a competitive business or activity within two years after any such termination of employment, the Participant will, unless the Committee waives this requirement, pay to the Company all after-tax economic benefits realized previously by the Participant from Awards.

6.5  AMENDMENT, SUSPENSION AND TERMINATION OF PLAN

        The Board of Trustees may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board of Trustees may deem advisable in order that any Awards thereunder shall conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or its employees to enjoy the benefits of any change in applicable laws or regulations, or in any other respect the Board of Trustees may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without shareholder approval to the extent required by law, agreement or the rules of any exchange upon which the Common Shares are listed, (i) except as provided in Section 6.2, materially increase the number of Common Shares which may be issued under the Plan, (ii) materially modify the requirements as to eligibility for participation in the Plan, (iii) materially increase the benefits accruing to Participants under the Plan or (iv) extend the termination date of the Plan. No such amendment, suspension or termination shall impair the rights of Participants under outstanding Options, SARs, Performance Awards, awards of Restricted Shares or Restricted Share Equivalents, Performance Accounts or Deferred Amounts without the consent of the Participants affected thereby.

6.6  FOREIGN ALTERNATIVES

        Notwithstanding the other provisions of the Plan, in the case of any Award (including any Deferred Amount) to any Participant who is an employee of a foreign Subsidiary or foreign branch of the Company or held by a Participant who is in any other category specified by the Committee, the Committee may specify that such Award shall not be represented by Common Shares or other securities but shall be represented by rights approximately equivalent (as determined by the Committee) to the rights that such Participant would have received if Common Shares or other securities had been issued in the name of such Participant otherwise in accordance with the Plan (such rights being hereinafter called "Share Equivalents"). The Share Equivalents representing any such Award may subsequently, at the option of the Committee, be converted into cash or an equivalent number of Common Shares or other securities under such circumstances and in such manner as the Committee may determine.

6.7  DEFINITIONS AND OTHER GENERAL PROVISIONS

        (a)  The terms "retirement" and "disability" as used under the Plan shall have the meaning established by the Committee.

        (b)  The term "Fair Market Value" as it relates to Common Shares on any given date means (i) the mean of the high and low sales prices of the Common Shares as reported by the Composite Tape of the New York Stock Exchange (or, if not so reported, on any domestic stock exchanges on which the Common Shares are then listed); or (ii) if the Common Shares are not listed on any domestic stock exchange, the mean of the high and low sales prices of the Common Shares as reported by the NASDAQ Stock Market on such date or the last previous date reported (or, if not so reported, by the system then regarded as the most reliable source of such quotations) or, if there are no reported sales on such date, the mean of the closing bid and asked prices as so reported; or (iii) if the Common Shares are listed on a domestic exchange or quoted in the domestic over-the-counter market, but there are not reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (i) or (ii) above using the reported sale prices or quotations on the last previous date on which so reported; or (iv) if none of the foregoing clauses apply, the fair value as determined in good faith by the Company's Board of Trustees or the Committee.

        (c)  The term "Subsidiary" shall mean, unless the context otherwise requires, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in such chain owns shares possessing at least 20% of the voting power in one of the other corporations in such chain.

        (d)  The adoption of the Plan shall not preclude the adoption by appropriate means of any other share option or other incentive plan for employees.

6.8  NON-UNIFORM DETERMINATIONS

        The Committee's determinations under the Plan, including without limitation, (a) the determination of the Participants to receive Awards, (b) the form, amount and timing of such Awards, (c) the terms and provisions of such Awards and (d) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated.

6.9  SUSPENSIONS, LEAVES OF ABSENCE, AND TRANSFERS

        The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan with respect to any suspension of employment or leave of absence from the Company granted to a Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such suspension or leave of absence shall be treated as if the Participant ceased to be an employee and (b) the impact, if any, of any such suspension or leave of absence on Awards under the Plan. In the event a Participant transfers within the Company, such Participant shall not be deemed to have ceased to be an employee for purposes of the Plan.

6.10   LISTING, REGISTRATION, AND LEGAL COMPLIANCE

        Each Award (including Deferred Amounts) shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of such Award, or any Common Shares or other property subject thereto, upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the granting of such Award or the issue, delivery or purchase of Common Shares or other property thereunder, no such Award may be exercised or paid in Common Shares or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Committee. The holder of the Award will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action. In the case of Officers and other persons subject to Section 16 of the Exchange Act, the Committee may at any time impose any limitations upon the exercise, delivery or payment of any Award (including Deferred Amounts) which, in the discretion of the Committee, are necessary or desirable in order to comply with Section 16 and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of foreign, federal or state legal or regulatory requirements to reduce the period during which Options or SARs may be exercised, the Committee may, in its discretion and without the holders' consent, so reduce such period on not less than 15 days prior written notice to the holders thereof.

6.11   NO RE-PRICING OF AWARDS

        Except as provided in Section 6.2, once an Award has been granted under the Plan, neither the Board of Trustees nor the Committee shall thereafter modify or change the exercise price of such Award without the approval of the Company's shareholders.

6.12   INDEMNIFICATION

        Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by that person in connection with or resulting from any claim, action, suit or proceeding to which that person may be a party or in which that person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by that person in settlement thereof, with the Company's approval, or paid by that person in satisfaction of any judgment in any such action, suit or proceeding against that person, provided that person shall give the Company an opportunity, at its own expense, to handle and defend the same before that person undertakes to handle and defend it on that person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

6.13   BENEFICIARY DESIGNATION

        Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

6.14   RIGHTS OF PARTICIPANTS

        Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue the Participant's present or any other rate of compensation. No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

6.15   REQUIREMENTS OF LAW, GOVERNING LAW

        The granting of Awards and the issuance of Common Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland. The provisions of the Plan shall be interpreted so as to comply with the conditions or requirements of Rule 16b-3 under the Exchange Act, unless a contrary interpretation of any such provisions is otherwise required by applicable law.

6.16   EFFECTIVE DATE

        The Plan shall, subject to the approval of the holders of a majority of the Common Shares present at the 2003 annual meeting of the Company's shareholders, be deemed effective as of May 16, 2003. No awards of Options, SARs, Performance Units, Performance Shares or Restricted Shares or Restricted Share Equivalents shall be made hereunder after July 31, 2006.

EXHIBIT B

EXHIBIT B

CENTERPOINT PROPERTIES TRUST
Audit Committee Charter

Organization

        The Audit Committee (the "Committee") of CenterPoint Properties Trust ("CenterPoint") shall have at least three members but no more than five members, comprised solely of independent trustees (as defined in the applicable rules of the NYSE and relevant law). The members of the Committee must also satisfy the financial literacy requirements of the NYSE and relevant law.

        The members of the Committee shall be appointed by the Board of Trustees ("Board") on the recommendation of the Corporate Governance and Nominating Committee. Members shall serve for one-year terms unless reappointed. Members shall not simultaneously serve on the audit committee of more than three public companies.

        The Committee shall meet at least four times each year, or more frequently as circumstances dictate. As part of the responsibility to foster open communication, the Committee should meet at least annually with management and the independent auditor in separate sessions to discuss any matters that the Committee or one of the aforementioned groups believes should be discussed privately. When deemed appropriate, meetings may be held in person or by telephone. The Committee shall report regularly to the Board and the members of the Committee shall establish procedures for and administer an annual performance review of the Committee.

        The Audit Committee shall keep a separate book of minutes of their proceedings and actions. The Committee shall meet periodically, as deemed necessary by the Chairman of the Committee. All meetings shall be at the call of the Chairman of the Committee, any member of the Committee or upon the request of any member of the Board. The Committee shall elect a Secretary to the Committee who shall give notice personally or by mail, telephone, facsimile, or electronically to each member of the Committee of all meetings, not later than noon of the day before the meeting, unless all of the members of the Committee in office waive notice thereof in writing at or before the meeting, in which case the meeting may be held without the aforesaid advance notice. Committee meetings may be held in person or by conference telephone call. A majority of the members of the Committee shall constitute a quorum for the transaction of business.

Purpose

        The Audit Committee's primary duties and responsibilities shall be:

  •
  To monitor the integrity of CenterPoint's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  •
  To monitor the independence and performance of CenterPoint's independent auditor.

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  To hire and fire CenterPoint's auditor and pre-approve any non-audit engagements.

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  To provide an avenue of communication among the independent auditor, management, and the Board of Trustees.

  •
  To prepare the report, required by SEC rules, to be included in CenterPoint's annual proxy statement.

        The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditor as well as anyone in the organization. The Committee has the ability to retain, at CenterPoint's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that CenterPoint's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct general investigations, or to assure compliance with laws and regulations and CenterPoint's compliance policies.

Responsibilities and Duties

        To fulfill its responsibilities and duties, the Audit Committee shall:

Review Procedures

  1.
  Review and reassess the adequacy of the Charter at least annually. Submit the Charter to the Board for approval and have the document published at least every three years in accordance with regulations promulgated by the SEC and exchange rules.

  2.
  Review CenterPoint's annual audited financial statements and quarterly financial statements prior to filing with the SEC or distribution to stockholders and the public. Review should include discussion with management and the independent auditor of significant issues regarding accounting principles, practices, and judgments, including CenterPoint's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Based on review and discussions, make recommendations to the Board as to whether CenterPoint's financial statements should be filed with the SEC. Discuss any significant changes to CenterPoint's accounting principles and any items required to be communicated by the independent auditor in accordance with Statement on Auditing Standards (SAS) 61.

  3.
  Discuss earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP presentations, as well as financial information and earnings guidance provided to analysts and ratings agencies.

Independent Auditor

  1.
  Appoint or replace the independent auditor (subject, if applicable, to shareholder ratification), and pre-approve all audit engagement fees and terms (including providing comfort letters in connection with securities underwritings) and all significant non-audit engagements with the independent auditor. The Committee may consult with management and may delegate to one or more members of the Committee the authority to pre-approve such audit services, subject to certain limitations as determined by the Audit

  2.
  Ensure the rotation of the lead audit partner as required by law and consider whether to rotate the audit firm itself.

  3.
  On an annual basis, review and discuss with the independent auditor all significant relationships it has with CenterPoint that could impair the auditor's independence. The independent auditor may not perform the following services for CenterPoint:

  •
  Accounting or bookkeeping services

  •
  Internal audit services related to accounting controls, financial systems, or financial statements

  •
  Financial information systems design and implementation

  •
  Broker, dealer, investment banking, or investment adviser services

    •
    Appraisal or valuation services

    •
    Actuarial services

    •
    Management functions or human resources

    •
    Legal or other expert services unrelated to the audit

  4.
  Review the independent auditor's audit plan. Discuss scope, staffing, locations, reliance upon management, and general audit approach.

  5.
  Recommend to the Board policies for hiring employees or former employees of the independent auditor who were engaged on CenterPoint's account.

  6.
  Obtain and review a report by the independent auditor describing the auditor's internal quality-control procedures and all material issues raised by the most recent internal quality-control review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and all steps to deal with such issues.

Financial Reporting Process

  1.
  Prior to releasing year-end earnings, discuss the results of the audit with the independent auditor. Discuss certain matters required to be communicated to audit committees in accordance with AS No. 61, including such things as management judgments and accounting estimates, significant audit adjustments, disagreements with management, and difficulties encountered in performing the audit.

  2.
  Consider the independent auditor's judgments about the quality (not just the acceptability) and appropriateness of CenterPoint's accounting principles as applied in financial accounting. Inquire as to the independent auditor's views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset, and liability recognition, and whether those principles are common practices or minority practices.

  3.
  In consultation with management and the independent auditor, consider the integrity of CenterPoint's financial reporting processes and controls, both external and internal. Discuss significant financial risk exposures and the steps management has to take to monitor, control, and report such exposures, including CenterPoint's risk assessment and risk management policies. Review significant findings prepared by the independent auditor together with management's responses, including the status of previous recommendations.

  4.
  Review (a) the accounting treatment accorded significant transactions, (b) any significant accounting issues, including any second opinions sought by management on accounting issues, (c) the development, selection, and disclosure of critical accounting estimates and analyses of the effects of alternative GAAP methods, regulatory and accounting initiatives, and off-balance sheet structures on the financial statements of CenterPoint and (d) CenterPoint's use of reserves and accruals, as reported by management and the independent auditor.

Internal Controls and Legal Compliance

  1.
  Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the controller's office, as needed. Review significant reports prepared by the controller's office and internal audit group, together with management's response and follow-up to these reports.

  2.
  Review the appointment, performance, and replacement of the controller and any other senior personnel responsible for financial reporting.

  3.
  Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal controls and ensuring that all individuals possess an understanding of their roles and responsibilities.

  4.
  Consider and review with management, the internal audit group, and the independent auditor the effectiveness or weakness of CenterPoint's internal controls. Develop in consultation with management a timetable for implementing recommendations to correct identified weaknesses.

  5.
  Review management's monitoring of CenterPoint's compliance with laws and the Code of Business Conduct and confirm that management has proper review systems in place to ensure that CenterPoint's financial statements, reports, and other information disseminated to governmental organizations and the public, satisfy legal requirements.

  6.
  Establish procedures for the receipt, retention, and treatment of complaints received by CenterPoint regarding accounting, internal accounts controls, and auditing matters.

  7.
  Obtain from the independent auditor assurance that Section 10A (audit requirements) of the Securities Exchange Act of 1934 has not been implicated.

  8.
  Request and receive reports on the design and implementation of internal controls. Monitor significant changes in internal controls and address any weaknesses.

  9.
  Obtain assurance that Committee members are not simultaneously serving on the audit committee of more than three public companies.

Reports of the Audit Committee

        Annually prepare a report to shareholders as required by the SEC in CenterPoint's annual proxy statement.

Miscellaneous

        The Committee shall perform any other activities consistent with this Charter, CenterPoint's Bylaws, and governing law, as the Committee deems appropriate or necessary.

CENTERPOINT PROPERTIES TRUST
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed
24-hours a day, seven days a week up until the day prior to the meeting

If you vote over the internet or by telephone, please do not mail your card.

        Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet			Vote-by-Telephone
OR
1. 2.	Log on to the Internet and go to http://www.eproxyvote.com/cnt Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		1. 2.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683) Enter your Voter Control Number listed above and follow the easy recorded instructions.
FOLD AND DETACH HERE
☒	Please mark votes as in this example.	6231

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF THE TRUSTEE NOMINEES.

A.    Election of Trustees

								FOR	AGAINST	ABSTAIN
Trustee Nominees:	01 Nicholas C. Babson, 02 Martin Barber, 03 Norman R. Bobins, 04 Alan D. Feld, 05 Paul S. Fisher, 06 John S. Gates, Jr., 07 Michael M. Mullen, 08 Thomas E. Robinson, 09 John C. Staley, 10 Robert L. Stovall					B.	Approval of the 2003 Omnibus Employee Retention and Incentive Plan.	☐	☐	☐
			FOR	WITHHELD
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
	☐	For all nominees except as written above
						Mark box at right if an address change or comment has been noted on the reverse side of this card.				☐
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

CENTERPOINT PROPERTIES TRUST

Dear Shareholder:

We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

(see reverse side)

FOLD AND DETACH HERE

PROXY

CenterPoint Properties Trust

This Proxy is solicited on behalf of the Board of Trustees of
CenterPoint Properties Trust for the
Annual Meeting of Shareholders on May 16, 2003

        The undersigned hereby appoints Martin Barber, John S. Gates, Jr. and Paul S. Fisher, or any of them, jointly and severally, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the Company's Common Shares held in the undersigned's name and shares held by the agent in the Plan, hereafter described, subject to the voting direction of the undersigned at the Annual Meeting of Shareholders to be held at 1808 Swift Drive, Oak Brook, Illinois on Friday, May 16, 2003 at 11:00 a.m. or any adjournment thereof and, in the Proxies' discretion, to vote upon such other business as may properly come before the meeting, all as more fully set forth in the Proxy Statement related to such meeting receipt of which is hereby acknowledged.

        All Common Shares to be voted hereby by the undersigned include shares, if any, held in the name of the agent, for the benefit of the undersigned, in the Company's Dividend Reinvestment and Stock Purchase Plan.

A. Election of Trustees:
01 Nicholas C. Babson	06 John S. Gates, Jr.
02 Martin Barber	07 Michael M. Mullen
03 Norman R. Bobins	08 Thomas E. Robinson
04 Alan D. Feld	09 John C. Staley
05 Paul S. Fisher	10 Robert L. Stovall

(Continued, and to be marked, dated and signed, on the other side)

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

QuickLinks

SHAREHOLDER PROPOSALS AND DISCRETIONARY AUTHORITY FOR THE 2004 ANNUAL MEETING
ELECTION OF TRUSTEES (Proposal 1)
APPROVAL OF THE 2003 OMNIBUS EMPLOYEE RETENTION AND INCENTIVE PLAN (Proposal 2) INFORMATION ABOUT THE 2003 EMPLOYEE RETENTION AND INCENTIVE PLAN
Equity Compensation Plan Information
SHARE OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
EXECUTIVE COMPENSATION
INDEPENDENT PUBLIC ACCOUNTANTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
EXHIBIT A
CENTERPOINT PROPERTIES TRUST 2003 OMNIBUS EMPLOYEE RETENTION AND INCENTIVE PLAN
EXHIBIT B
  EXHIBIT B
CENTERPOINT PROPERTIES TRUST Audit Committee Charter